CONFORMED COPY


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                         AMENDED AND RESTATED AGREEMENT
                               AND PLAN OF MERGER


                                     Between


                                   VIACOM INC.

                                       and

                                 CBS CORPORATION



                         Dated as of September 6, 1999,
                  as amended and restated as of October 8, 1999









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


                                TABLE OF CONTENTS


Section                                                                     Page
-------                                                                     ----

                                    ARTICLE I

                                   THE MERGER

1.01.  The Merger.............................................................2
1.02.  Effective Time; Closing................................................2
1.03.  Effect of the Merger...................................................3
1.04.  Certificate of Incorporation and By-Laws...............................3

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

2.01.  Conversion of Securities...............................................3
2.02.  Exchange of Certificates...............................................4
2.03.  Stock Transfer Books...................................................7
2.04.  Stock Options and Other Stock Plans....................................7

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF CBS

3.01.  Organization and Qualification; Subsidiaries...........................9
3.02.  Certificate of Incorporation and By-Laws...............................9
3.03.  Capitalization.........................................................9
3.04.  Authority Relative to Agreement.......................................10
3.05.  No Conflict; Required Filings and Consents............................11
3.06.  Permits and Licenses; Contracts.......................................12
3.07.  SEC Filings; Financial Statements.....................................12
3.08.  Absence of Certain Changes or Events..................................13
3.09.  Absence of Litigation.................................................14
3.10.  Employee Benefit Plans................................................14
3.11.  Labor Matters.........................................................16
3.12.  Environmental Matters.................................................16
3.13.  Trademarks, Patents and Copyrights....................................17
3.14.  Taxes.................................................................17
3.15.  Tax Matters...........................................................18
3.16.  Year 2000 Compliance..................................................18
3.17.  Opinion of Financial Advisors.........................................19

Section                                                                     Page
-------                                                                     ----

3.18.  Vote Required.........................................................19
3.19.  Brokers...............................................................19
3.20.  Pennsylvania Law......................................................19
3.21.  Rights Agreement......................................................19
3.22.  Gaylord...............................................................20

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF VIACOM

4.01.  Organization and Qualification; Subsidiaries..........................20
4.02.  Certificate of Incorporation and By-Laws..............................21
4.03.  Capitalization........................................................21
4.04.  Authority Relative to Agreement.......................................22
4.05.  No Conflict; Required Filings and Consents............................22
4.06.  Permits and Licenses; Contracts.......................................23
4.07.  SEC Filings; Financial Statements.....................................24
4.08.  Absence of Certain Changes or Events..................................25
4.09.  Absence of Litigation.................................................25
4.10.  Employee Benefit Plans................................................26
4.11.  Labor Matters.........................................................27
4.12.  Environmental Matters.................................................27
4.13.  Trademarks, Patents and Copyrights....................................28
4.14.  Taxes.................................................................28
4.15.  Tax Matters...........................................................29
4.16.  Year 2000 Compliance..................................................29
4.17.  Opinion of Financial Advisors.........................................30
4.18.  Vote Required.........................................................30
4.19.  Section 203 of Delaware Law...........................................30
4.20.  Brokers...............................................................30

                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

5.01.  Conduct of Business by CBS Pending the Merger.........................30
5.02.  Conduct of Business by Viacom Pending the Merger......................33
5.03.  Other Actions.........................................................36

Section                                                                     Page
-------                                                                     ----

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

6.01.  Registration Statement; Joint Proxy Statement.........................36
6.02.  Stockholders' Meetings................................................39
6.03.  Appropriate Action; Consents; Filings.................................40
6.04.  Access to Information; Confidentiality................................41
6.05.  No Solicitation of Competing Transactions.............................41
6.06.  Directors' and Officers' Indemnification and Insurance................43
6.07.  Notification of Certain Matters.......................................43
6.08.  Tax Treatment.........................................................44
6.09.  Stock Exchange Listing................................................44
6.10.  Public Announcements..................................................44
6.11.  Viacom's Directors....................................................44
6.12.  Rights Agreement......................................................45
6.13.  Assumption of Debt and Leases.........................................45
6.14.  Affiliates of CBS.....................................................45
6.15.  Prior Service.........................................................45
6.16.  Employee Matters......................................................46
6.17.  Gaylord...............................................................46
6.18.  Gaylord Tax Matters...................................................46

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

7.01.  Conditions to the Obligations of Each Party...........................46
7.02.  Conditions to the Obligations of Viacom...............................47
7.03.  Conditions to the Obligations of CBS..................................48

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

8.01.  Termination...........................................................49
8.02.  Effect of Termination.................................................50
8.03.  Amendment.............................................................50
8.04.  Waiver................................................................50
8.05.  Expenses..............................................................50

Section                                                                     Page
-------                                                                     ----

                                   ARTICLE IX

                               GENERAL PROVISIONS

9.01.  Non-Survival of Representations, Warranties and Agreements............51
9.02.  Notices...............................................................52
9.03.  Interpretation, Certain Definitions...................................53
9.04.  Severability..........................................................54
9.05.  Entire Agreement; Assignment..........................................55
9.06.  Parties in Interest...................................................55
9.07.  Specific Performance..................................................55
9.08.  Governing Law.........................................................55
9.09.  Consent to Jurisdiction...............................................55
9.10.  Counterparts..........................................................56
9.11.  WAIVER OF JURY TRIAL..................................................56


EXHIBITS

Exhibit A-1                Restated Certificate of Incorporation
Exhibit A-2                By-laws
Exhibit 6.14               Form of CBS Affiliate Letter

                             Index of Defined Terms

Defined Term                                              Location of Definition
------------                                              ----------------------

affiliate......................................................Section 9.03(a)
Agreement......................................................Recitals
Articles of Merger.............................................Section 1.02
beneficial owner...............................................Section 9.03(b)
Blockbuster....................................................Section 4.02
Blockbuster Options............................................Section 4.03
Blue Sky Laws..................................................Section 3.05(b)
business day...................................................Section 9.03(c)
CBS............................................................Recitals
CBS Alternative Transaction Fee................................Section 8.05(b)
CBS Benefit Plans..............................................Section 3.10(a)
CBS Common Stock...............................................Section 2.01(a)
CBS Disclosure Schedule........................................Article III
CBS FCC Licenses...............................................Section 3.06(c)
CBS Financial Advisor..........................................Section 3.17
CBS Indentures.................................................Section 6.13(a)
CBS Licensed Facilities........................................Section 3.06(c)
CBS Material Adverse Effect....................................Section 3.01
CBS Options....................................................Section 2.04(a)
CBS Permits....................................................Section 3.06(a)
CBS Preferred Stock............................................Section 3.03
CBS Rights Agreement...........................................Section 3.03
CBS SEC Reports................................................Section 3.07(a)
CBS Series B Preferred Stock...................................Section 2.01(a)
CBS Stock Option Plans.........................................Section 2.04(a)
CBS Superior Proposal..........................................Section 6.05(c)
CBS Systems....................................................Section 3.16(b)
CBS Year 2000 Compliant........................................Section 3.16(b)
CBS Year 2000 Plan.............................................Section 3.16(a)
CERCLA.........................................................Section 3.12(d)
Certificate of Merger..........................................Section 1.02
Certificates...................................................Section 2.02(b)
Closing........................................................Section 1.02
Closing Date...................................................Section 1.02
Code...........................................................Recitals
Communications Act.............................................Section 3.05(b)
Competing Transaction..........................................Section 6.05(b)
Confidentiality Agreement......................................Section 6.04(c)
Continuing Employees...........................................Section 6.15
control........................................................Section 9.03(d)

Defined Term                                              Location of Definition
------------                                              ----------------------

controlled by..................................................Section 9.03(d)
Delaware Law...................................................Recitals
Effective Time.................................................Section 1.02
Environmental Laws.............................................Section 3.12(d)
Environmental Permits..........................................Section 3.12(d)
ERISA..........................................................Section 3.10(a)
Exchange Act...................................................Section 2.04(c)
Exchange Agent.................................................Section 2.02(a)
Exchange Fund..................................................Section 2.02(a)
Exchange Ratio.................................................Section 2.01(a)
Expenses.......................................................Section 8.05(a)
FCC............................................................Section 3.05(b)
Gaylord........................................................Recitals
Gaylord Agreement..............................................Recitals
Gaylord Proxy..................................................Section 3.22
Governmental Authority.........................................Section 9.03(e)
Hazardous Materials............................................Section 3.12(d)
HSR Act........................................................Section 3.05(b)
Infinity.......................................................Section 3.02
IRS............................................................Section 3.10(a)
King World.....................................................Section 3.03
knowledge......................................................Section 9.03(f)
Laws...........................................................Section 3.05(a)
Merger.........................................................Recitals
NYSE...........................................................Section 3.03
Order..........................................................Section 6.03(b)
Parent.........................................................Recitals
Parent Stockholder Agreement...................................Recitals
Parent Voting Agreements.......................................Recitals
Pending Transactions...........................................Section 5.01
Pennsylvania Law...............................................Recitals
person.........................................................Section 9.03(g)
Preferred Exchange Ratio.......................................Section 2.01(a)
Proxy Statement................................................Section 6.01(a)
Registration Statement.........................................Section 6.01(a)
Representatives................................................Section 6.04(a)
Rights.........................................................Section 3.03
SEC............................................................Article III
Securities Act.................................................Section 3.05(b)

Defined Term                                              Location of Definition
------------                                              ----------------------

Shares.........................................................Section 2.01(a)
Split-off......................................................Section 5.02
Stockholders' Meeting..........................................Section 6.02
subsidiaries...................................................Section 9.03(h)
subsidiary.....................................................Section 9.03(h)
Substituted Option.............................................Section 2.04(a)
Surviving Corporation..........................................Section 1.01
Tax............................................................Section 3.14(a)
Taxes..........................................................Section 3.14(a)
Terminating CBS Breach.........................................Section 8.01(f)
Terminating Viacom Breach......................................Section 8.01(e)
under common control with......................................Section 9.03(d)
Viacom.........................................................Recitals
Viacom Benefit Plans...........................................Section 4.10(a)
Viacom Class A Common Stock....................................Recitals
Viacom Class B Common Stock....................................Section 2.01(a)
Viacom Disclosure Schedule.....................................Article IV
Viacom Employee Arrangements...................................Section 6.16(a)
Viacom FCC Licenses............................................Section 4.06(c)
Viacom Financial Advisor.......................................Section 4.17
Viacom Licensed Facilities.....................................Section 4.06(c)
Viacom Material Adverse Effect.................................Section 4.01
Viacom Options.................................................Section 4.03
Viacom Permits.................................................Section 4.06(a)
Viacom Preferred Stock.........................................Section 4.03
Viacom Proposal................................................Recitals
Viacom SEC Reports.............................................Section 4.07(a)
Viacom Series C Preferred Stock................................Section 2.01(a)
Viacom Stock Option Plans......................................Section 4.03
Viacom Systems.................................................Section 4.16(b)
Viacom Year 2000 Compliant.....................................Section 4.16(b)
Viacom Year 2000 Plan..........................................Section 4.16(a)

                  AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of September 6, 1999, as amended and restated as of October 8, 1999 (this "Agreement"), between VIACOM INC., a Delaware corporation ("Viacom"), and CBS CORPORATION, a Pennsylvania corporation ("CBS").

                  WHEREAS, Viacom and CBS entered into an Agreement and Plan of Merger dated as of September 6, 1999 (the "Original Merger Agreement"), and they now desire to amend and restate the Original Merger Agreement (i) to provide, among other things, for the conversion at the Effective Time (as defined in Section 1.02), by virtue of the Merger (as defined below) and without any action on the part of Viacom, CBS or the holders of any securities of CBS or Viacom, of each outstanding share of CBS Series B Preferred Stock (as defined in Section 2.01), if any, into the right to receive 1.085 shares of Viacom Series C Preferred Stock (as defined in Section 2.01) and (ii) to restate Exhibit A-1 to provide for the creation of the Viacom Series C Preferred Stock (it being understood that all references herein to this "Agreement" refer to the Original Merger Agreement as amended and restated hereby and that all references herein to the date hereof or the date of this Agreement refer to September 6, 1999);

                  WHEREAS, Gaylord Entertainment Company ("Gaylord") and certain of its subsidiaries and CBS and certain of its subsidiaries are parties to an Agreement and Plan of Merger dated as of April 9, 1999, as amended as of October 8, 1999 (the "Gaylord Agreement"), pursuant to which Gaylord will receive shares of CBS Series B Preferred Stock;

                  WHEREAS, the Boards of Directors of CBS and Viacom have determined that it is in the best interests of their respective companies and stockholders to combine their respective businesses in a "merger of equals" transaction to be effected as set forth in this Agreement;

                  WHEREAS, the Board of Directors of CBS has (i) determined that the merger of CBS with and into Viacom on the terms set forth in this Agreement (the "Merger") pursuant to the General Corporation Law of the State of Delaware ("Delaware Law") and the Business Corporation Law of the Commonwealth of Pennsylvania ("Pennsylvania Law") is fair to CBS and the holders of Shares (as defined in Section 2.01) and is in the best interests of CBS and (ii) approved this Agreement, the Merger and the other transactions contemplated hereby and has recommended that the shareholders of CBS adopt this Agreement;

                  WHEREAS, the Board of Directors of Viacom has declared to be advisable this Agreement, the Merger and the other transactions contemplated hereby and has recommended that the holders of the Class A Common Stock, par value $.01 per share, of Viacom (the "Viacom Class A Common Stock") adopt this Agreement (the "Viacom Proposal");

                  WHEREAS, concurrently with the execution of this Agreement and as an inducement to CBS to enter into this Agreement, National Amusements, Inc., a Maryland corporation and the holder of a majority of the shares of Viacom Class A Common Stock ("Parent"), and CBS have entered into (i) a Stockholder Agreement (the "Parent Stockholder Agreement") pursuant to which Parent has agreed, among other things, to cause the election of eight members of the Board of Directors of Viacom designated by CBS for a period of three years following the Merger and (ii) a Voting Agreement (together with the Parent Stockholder Agreement, the "Parent Voting Agreements") pursuant to which Parent has agreed, among other things, to vote its shares of Viacom Class A Common Stock in favor of adoption of this Agreement and the other transactions contemplated by this Agreement and to take certain other actions in support of the Merger;

                  WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

                  WHEREAS, as an inducement to Viacom to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Mel Karmazin is entering into an employment agreement with Viacom, to be effective at the Effective Time (as defined below);

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, Viacom and CBS hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with Section 252 of Delaware Law and Section 1921 of Pennsylvania Law, at the Effective Time CBS shall be merged with and into Viacom. As a result of the Merger, the separate corporate existence of CBS shall cease and Viacom shall be the surviving corporation of the Merger (the "Surviving Corporation").

                  SECTION 1.02. Effective Time; Closing. The closing of the Merger (the "Closing") shall take place on the first business day after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (such date, the "Closing Date"). On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing (a) a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed and acknowledged in accordance with, Section 252 of Delaware Law and (b) articles of merger (the "Articles of Merger") with the Department of State of the Commonwealth of Pennsylvania, in such form as is required by, and executed in accordance with,
Section 1927 of Pennsylvania Law. The term "Effective Time" means the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as may be agreed by the parties hereto and specified in the

Certificate of Merger). The Closing will be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 (or such other place as the parties may agree).

                  SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law and Pennsylvania Law. Without limiting the generality of the foregoing, at the Effective Time all the property, rights, privileges, powers and franchises of CBS shall vest in the Surviving Corporation and all debts, liabilities, obligations, restrictions, disabilities and duties of CBS shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                  SECTION 1.04. Certificate of Incorporation and By-Laws. (a) The Restated Certificate of Incorporation of Viacom, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time to be and read in its entirety in the form set forth as Exhibit A-1 and, as so amended, such Restated Certificate of Incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  (b) The By-laws of Viacom, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so as to read in their entirety in the form set forth as Exhibit A-2 and, as so amended, such By-laws shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.


                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                  SECTION 2.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Viacom, CBS or the holders of any of the following securities:

                  (a) (i) Each share of Series B Participating Preferred Stock, par value $1.00 per share, of CBS ("CBS Series B Preferred Stock"), if any, issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 1.085 shares (the "Preferred Exchange Ratio") of Series C Preferred Stock, par value $.01 per share, of Viacom ("Viacom Series C Preferred Stock") and (ii) each share of common stock, par value $1.00 per share, of CBS ("CBS Common Stock"; all issued and outstanding shares of CBS Common Stock and all issued and outstanding shares of CBS Series B Preferred Stock being hereinafter collectively referred to as the "Shares") issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled or converted pursuant to Section 2.01(b)) shall be converted, subject to Section 2.02(e), into the right to receive
         1.085 shares (the "Exchange Ratio") of Class B

         Common Stock, par value $.01 per share, of Viacom (the "Viacom Class B Common Stock").

                  (b) Each Share held in the treasury of CBS and each Share owned by Viacom (in each case, other than Shares held by benefit plans or trusts (including Rabbi trusts)) immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto, and each Share owned by any direct or indirect wholly owned subsidiary of Viacom or CBS immediately prior to the Effective Time shall be converted into the right to receive a number of shares of Viacom Class B Common Stock equal to the Exchange Ratio.

                  (c) If, prior to the Effective Time (and as permitted by Sections 5.01 and/or 5.02), the outstanding shares of CBS Common Stock or shares of Viacom Class B Common Stock shall have been increased, decreased, changed into or exchanged for a different number or class of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination or exchange of shares or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the Exchange Ratio and, in the case of any such adjustments to the Viacom Class B Common Stock, then an appropriate and proportionate adjustment shall be made to the Preferred Exchange Ratio.

                  SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. Viacom shall deposit, or shall cause to be deposited, with such bank or trust company designated by Viacom and reasonably acceptable to CBS (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this Article II through the Exchange Agent, certificates representing the shares of Viacom Class B Common Stock and certificates representing the shares of Viacom Series C Preferred Stock (such certificates for shares of Viacom Class B Common Stock and such certificates for shares of Viacom Series C Preferred Stock, together with any dividends or distributions with respect thereto and any cash in lieu of fractional shares of Viacom Class B Common Stock or Viacom Series C Preferred Stock payable pursuant to Section 2.02(e), being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 in exchange for outstanding Shares. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Viacom Class B Common Stock and the Viacom Series C Preferred Stock contemplated to be issued pursuant to Section 2.01 out of the Exchange Fund. Except as contemplated by Section 2.02(f) hereof, the Exchange Fund shall not be used for any other purpose.

                  (b) Exchange Procedures. As promptly as practicable after the Effective Time, Viacom shall cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and shall be in customary form) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing whole shares of Viacom Class B Common Stock or the shares of Viacom Series C Preferred Stock, as the case may be, together with any dividends or distributions with respect thereto and any cash in lieu of fractional shares. Upon surrender to the Exchange Agent of a Certificate for exchange and cancellation, together with such letter of transmittal, duly executed, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Viacom Class B Common Stock or that number of shares of Viacom Series C Preferred Stock, as the case may be, which such holder has the right to receive in respect of the Shares formerly represented by such Certificate (after taking into account all Shares then held by such holder), cash in lieu of fractional shares of Viacom Class B Common Stock or Viacom Series C Preferred Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of CBS, a certificate representing the proper number of shares of Viacom Class B Common Stock or the proper number of shares of Viacom Series C Preferred Stock, as the case may be, may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Viacom Class B Common Stock or the certificate representing shares of Viacom Series C Preferred Stock, as the case may be, cash in lieu of any fractional shares of Viacom Class B Common Stock or Viacom Series C Preferred Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c).

                  (c) Distributions with Respect to Unexchanged Shares of Viacom Class B Common Stock and Viacom Series C Preferred Stock. No dividends or other distributions with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Viacom Class B Common Stock or Viacom Series C Preferred Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, Tax (as defined in Section 3.14) or other applicable Laws (as defined in Section 3.05), following surrender of any such Certificate, there shall be paid to the record holder thereof, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Viacom Class B Common Stock or Viacom Series C Preferred Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Viacom Class B Common Stock or such shares of Viacom Series C Preferred Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date occurring after surrender, payable with respect to such whole shares of Viacom Class B Common Stock or such shares of Viacom Series C Preferred Stock.

                  (d) No Further Rights in CBS Common Stock. All shares of Viacom Class B Common Stock and all shares of Viacom Series C Preferred Stock issued upon conversion of the Shares in accordance with the terms hereof (including any cash paid pursuant to Sections 2.02(c) or (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares.

                  (e) No Fractional Shares. No certificates or scrip representing fractional shares of Viacom Class B Common Stock or shares of Viacom Series C Preferred Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Viacom. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying (i) such fractional share interest to which such holder (determined after taking into account all fractional share interests then held by such holder) would otherwise be entitled by (ii) (x) in the case of shares of Viacom Class B common stock, the closing price for a share of Viacom Class B Common Stock on the Consolidated Tape, Network A, as reported in The Wall Street Journal (Northeast edition) or any other authoritative source on the first trading day immediately following the Effective Time or (y) in the case of shares of Viacom Series C Preferred Stock, the product of 1000 multiplied by such closing price. From time to time after the Effective Time, as promptly as practicable after the determination of the amount of cash, if any, to be paid to any holders of fractional share interests who have surrendered their Certificates to the Exchange Agent, the Exchange Agent shall so notify Viacom, and Viacom shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holder of fractional share interests subject to and in accordance with the terms of Sections 2.02(b) and (c).

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Shares for six (6) months after the Effective Time shall be delivered to Viacom, upon demand, and any holders of Shares who have not theretofore complied with this Article II shall thereafter look only to Viacom for the shares of Viacom Class B Common Stock or the shares of Viacom Series C Preferred Stock, any cash in lieu of fractional shares of Viacom Class B Common Stock or Viacom Series C Preferred Stock to which they are entitled pursuant to Section 2.02(e) and any dividends or other distributions with respect to Viacom Class B Common Stock or Viacom Series C Preferred Stock to which they are entitled pursuant to Section 2.02(c). Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable Law, become the property of Viacom free and clear of any claims or interest of any person previously entitled thereto.

                  (g) No Liability. Neither Viacom nor CBS shall be liable to any holder of Shares for any such Shares (or dividends or distributions with respect hereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

                  (h) Lost, Stolen or Destroyed Certificates. In the event that any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Viacom, the posting by such person of a bond in such reasonable amount as Viacom may direct as indemnity against any claim that may be made against it with respect to such Certificate, Viacom will, in exchange for such lost, stolen or destroyed Certificate, issue or cause to be issued the number of whole shares of Viacom Common Stock or shares of Viacom Series C Preferred Stock, as the case may be, and pay or cause to be paid the amounts deliverable in respect thereof pursuant to Sections 2.02(e) and 2.02(c).

                  (i) Withholding Rights. Viacom shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by Viacom, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Viacom.

                  SECTION 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of CBS shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of CBS. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such Shares except as otherwise provided herein or by any Laws. On or after the Effective Time, any Certificates presented to the Exchange Agent or Viacom for any reason shall be converted into shares of Viacom Class B Common Stock or shares of Viacom Series C Preferred Stock, as the case may be, any cash in lieu of fractional shares of Viacom Class B Common Stock or shares of Viacom Series C Preferred Stock to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c).

                  SECTION 2.04. Stock Options and Other Stock Plans. (a) Prior to the Effective Time, Viacom and CBS shall take such action as may be necessary to cause each unexpired and unexercised option or warrant to purchase Shares which are outstanding immediately prior to the Effective Time (collectively, "CBS Options"), whether granted under CBS's stock option plans set forth in
Section 2.04 of the CBS Disclosure Schedule (as defined below) or otherwise (the "CBS Stock Option Plans"), to be automatically converted at the Effective Time into an option or warrant (collectively, a "Substituted Option") to purchase a number of shares of Viacom Class B Common Stock equal to the number of Shares that could have been purchased (assuming full vesting) under such CBS Option multiplied by the Exchange Ratio (rounded to the nearest whole number of shares of Viacom Class B Common Stock) at a price per share of Viacom Class B Common Stock equal to the per-share option exercise price specified in the CBS Option divided by the Exchange Ratio (rounded down to the nearest whole cent). Except as otherwise provided in this Agreement, such Substituted Option shall otherwise be subject to the same terms and conditions as such CBS Option (except that all vesting periods with respect thereto shall, to the extent provided by the terms thereof, accelerate, and be subject to any other rights which arise under the CBS Stock Option Plans or the option agreements evidencing awards thereunder as a result of the transactions contemplated by this Agreement). The date of grant of the Substituted Option shall be the date on which the corresponding CBS Option was granted. At the Effective Time, (i) all references in the related stock option agreements to CBS shall be deemed to refer to Viacom and (ii) Viacom shall assume all of CBS's obligations with respect to CBS Options as so amended. As promptly as reasonably practicable after the Effective Time, Viacom shall issue to each holder of an outstanding CBS Option a document evidencing the foregoing assumption by Viacom. Employee and director deferrals and director common stock equivalents and all other equity based compensation that references CBS Common Stock will as of and after the Effective Time, be deemed to refer to Viacom Class B Common Stock (as adjusted to reflect the Exchange Ratio).

                  (b) In respect of each CBS Option assumed by Viacom, and the shares of Viacom Class B Common Stock underlying such CBS Option, Viacom shall, no later than one Business Day after the Effective Time, file and keep current a Form S-8 or other appropriate registration statement for as long as any Substituted Options remain outstanding.

                  (c) Prior to the Effective Time, Viacom and CBS shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of CBS (including derivative securities) or acquisitions of Viacom equity securities (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of Viacom or (b) at the Effective Time, will become a director or officer of Viacom, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").


                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF CBS

                  Except as disclosed in the report on Form 10-K dated March 24, 1999 for the year ended December 31, 1998, the Reports on Form 10-K/A, Form 10-Q, Form 10-Q/A and Form 8-K since December 31, 1998 or the proxy statement dated March 25, 1999, in each case in the form filed by CBS with the United States Securities and Exchange Commission (the "SEC") or in a separate disclosure schedule which has been delivered by CBS to Viacom prior to the execution of this Agreement (the "CBS Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent), CBS hereby represents and warrants to
Viacom:

                  SECTION 3.01. Organization and Qualification; Subsidiaries. Each of CBS and its subsidiaries is a corporation or entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not have a CBS Material Adverse Effect (as defined below). Each of CBS and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a CBS Material Adverse Effect. The term "CBS Material Adverse Effect" means any change, effect or circumstance that is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of CBS and its subsidiaries taken as a whole, other than any change, effect or circumstance relating to or resulting from (i) general changes in the media or entertainment industries or the advertising markets, (ii) changes in general economic conditions or securities markets in general or (iii) this Agreement or the transactions contemplated hereby or the announcement thereof.

                  SECTION 3.02. Certificate of Incorporation and By-Laws. CBS has made available to Viacom a complete and correct copy of the Articles of Incorporation and the Bylaws, each as amended to date, of CBS and Infinity Broadcasting Corporation, a Delaware corporation ("Infinity"). The Articles of Incorporation and By-laws (or equivalent organizational documents) of CBS and its subsidiaries are in full force and effect. Except as would not have a CBS Material Adverse Effect, none of CBS or its subsidiaries is in violation of any provision of its Articles of Incorporation or By-laws (or equivalent organizational documents).

                  SECTION 3.03. Capitalization. The authorized capital stock of CBS consists of 1,100,000,000 shares of CBS Common Stock and 25,000,000 shares of preferred stock, par value $1.00 per share (the "CBS Preferred Stock"). As of August 31, 1999, (a) 705,119,425 shares of CBS Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (b) 40,099,599 shares of CBS Common Stock were held in the treasury of CBS, (c) 51,007,538 shares of CBS Common Stock were reserved for future issuance pursuant to outstanding unexercised employee stock options granted pursuant to the CBS Stock Option Plans or otherwise and (d) 70,365,195 shares of CBS Common Stock were reserved for future issuance in connection with the merger of a wholly owned subsidiary of CBS with and into King World Productions, Inc. ("King World") and 9,910,600 shares of CBS Common Stock (or some equivalent amount of CBS Preferred Stock, if appropriate), measured at the September 3, 1999 New York Stock Exchange (the "NYSE") closing price, were reserved for future issuance in connection with the acquisition from Gaylord of television station KVTV, Dallas/Fort Worth, Texas. As of the date of this Agreement, no shares of CBS Preferred Stock are outstanding. As of the date of this Agreement, except for the issuance of shares of CBS Common Stock pursuant to the exercise of CBS Options and options to purchase 5,850,555 shares of Class A Common Stock, par value $0.01 per share, of Infinity, outstanding prior to August 31, 1999, no shares of capital stock of CBS or any of its subsidiaries have been issued since August 31, 1999. Except as set forth in this Section 3.03, and except for the Series A participating preferred stock purchase rights of CBS (the "Rights") issued pursuant to the Rights Agreement, dated as of December 28, 1995, between CBS and First Chicago Trust Company of New York (the "CBS Rights Agreement"), as of the date of this Agreement there are no options, warrants or other rights, agreements (including registration rights agreements), arrangements or commitments of any character relating to the issued or unissued capital stock of CBS or any of its subsidiaries or obligating CBS or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, CBS or any of its subsidiaries. All shares of capital stock of CBS and its subsidiaries subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. As of the date of this Agreement, there are no outstanding contractual material obligations of CBS or any subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of CBS or any of its subsidiaries or to provide material funds to, or make any material investment (in the form of a loan capital contribution or otherwise) in, any person.

                  SECTION 3.04. Authority Relative to Agreement. CBS has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by CBS and the consummation by CBS of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of CBS are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the CBS Stockholders' Meeting (as defined in Section 6.02) and the filing and recordation of appropriate merger documents as required by Pennsylvania Law). This Agreement has been duly and validly executed and delivered by CBS and, assuming the due authorization, execution and delivery by Viacom, this Agreement constitutes a legal, valid and binding obligation of CBS, enforceable against CBS in accordance with its terms.

                  SECTION 3.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by CBS does not, and the performance of this Agreement by CBS will not, (i) conflict with or violate the Articles of Incorporation or By-laws of (A) CBS or Infinity or (B) any of its other subsidiaries, (ii) assuming the consents, approvals, authorizations and waivers specified in Section 3.05(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any domestic (federal, state or local) or foreign law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to CBS or any of its subsidiaries or by which any property or asset of CBS or any of its subsidiaries is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of CBS or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture or credit agreement, or, to CBS's knowledge as of the date of this Agreement, any other contract, agreement, lease, license, permit, franchise or other instrument or obligation to which CBS or any of its subsidiaries is a party or by which CBS or any of its subsidiaries or any property or asset of CBS or any of its subsidiaries is bound or affected, except, in the case of clauses (i)(B), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not have a CBS Material Adverse Effect or would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this Section 3.05(a), the definition of CBS Material Adverse Effect shall be read so as not to include clause (iii) of the definition thereof.

                  (b) The execution and delivery of this Agreement by CBS do not, and the performance of this Agreement by CBS will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any governmental or regulatory authority, domestic, foreign or supranational, except for applicable requirements of the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), the pre-merger notification arrangements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), such filings, approvals and waivers of the Federal Communications Commission or any successor entity (the "FCC") as may be required under the Communications Act of 1934, as amended, and the rules and regulations of the FCC thereunder (collectively, the "Communications Act"), applicable requirements of the Investment Canada Act of 1985 and the Competition Act (Canada), any other non-United States competition, antitrust and investment law, filing and recordation of appropriate merger documents as required by Delaware Law and Pennsylvania Law and the rules of the NYSE and except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a CBS Material Adverse Effect or would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this Section 3.05(b), the definition of CBS Material Adverse Effect shall be read so as not to include clause (iii) of the definition thereof.

                  SECTION 3.06. Permits and Licenses; Contracts. (a) Each of CBS and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for CBS or any of its subsidiaries to own, lease and operate the properties of CBS and its subsidiaries or to carry on their business as it is now being conducted and contemplated to be conducted (the "CBS Permits"), and no suspension or cancellation of any of the CBS Permits is pending or, to the knowledge of CBS, threatened, except where the failure to have, or the suspension or cancellation of, any of the CBS Permits would not have a CBS Material Adverse Effect. None of CBS or any of its subsidiaries is in conflict with, or in default or violation of, (i) any Laws applicable to CBS or any of its subsidiaries or by which any property or asset of CBS or any of its subsidiaries is bound or affected, (ii) any of the CBS Permits or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which CBS or any of its subsidiaries is a party or by which CBS or any of its subsidiaries or any property or asset of CBS or any of its subsidiaries is bound or affected, except for any such conflicts, defaults or violations that would not have a CBS Material Adverse Effect.

                  (b) Except as would not have a CBS Material Adverse Effect, and to the knowledge of CBS, except as would not have a material adverse effect on the Surviving Corporation following the Effective Time, none of CBS or any of its subsidiaries is a party to any contracts or agreements that limits the ability of CBS or any of its subsidiaries or, after the Effective Time, Viacom or any of its subsidiaries, to compete in any line of business or with any person or engage in any business in any geographic area, in each case except for competition in businesses that neither CBS nor Viacom are currently engaged in or will reasonably foreseeably engage in.

                  (c) CBS and its subsidiaries have operated the radio and television stations and associated facilities for which CBS or any of its subsidiaries holds licenses from the FCC, in each case which are owned or operated by CBS and its subsidiaries (the "CBS Licensed Facilities"), in material compliance with the terms of the CBS Permits issued by the FCC to CBS and its subsidiaries ("CBS FCC Licenses"), and in material compliance with the Communications Act, and CBS and its subsidiaries have timely filed or made all applications, reports and other disclosures required by the FCC to be filed or made with respect to the CBS Licensed Facilities and have timely paid all FCC regulatory fees with respect thereto, in each case except as would not have a CBS Material Adverse Effect. As of the date hereof, to CBS's knowledge, there is not now pending or threatened before the FCC any material investigation, proceeding, notice of violation, order of forfeiture or complaint against CBS or any of its subsidiaries, relating to any of the CBS Licensed Facilities or FCC regulated services conducted by CBS that, if adversely decided, would have a CBS Material Adverse Effect.

                  SECTION 3.07. SEC Filings; Financial Statements. (a) CBS and Infinity have filed all forms, reports and documents required to be filed by it with the SEC from December 31, 1996 to the date of this Agreement, including:
(i) Annual Reports on Form 10-K, (ii) Quarterly

Reports on Form 10-Q and (iii) proxy statements relating to CBS's and Infinity's meetings of shareholders (whether annual or special) (the forms, reports and other documents referred to in clauses (i), (ii), (iii) and all other forms, reports and other registration statements filed by CBS or Infinity with the SEC as of the date of this Agreement, including all amendments and supplements thereto filed with the SEC as of the date of this Agreement, above being referred to herein, collectively, as the "CBS SEC Reports"). The CBS SEC Reports, as well as all forms, reports and documents to be filed by CBS or Infinity with the SEC after the date hereof and prior to the Effective Time, (i) were or will be prepared in accordance with the requirements of the Securities Act, and the Exchange Act, as the case may be, and the rules and regulations thereunder, (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (iii) did not at the time they were filed, or will not at the time they are filed, omit any documents required to be filed as exhibits thereto. No CBS subsidiary, except Infinity, is subject to the periodic reporting requirements of the Exchange Act.

                  (b) Each of the financial statements (including, in each case, any notes thereto) contained in the CBS SEC Reports and each of the financial statements to be filed by CBS or Infinity with the SEC after the date hereof and prior to the Effective Time was or will be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented in all material respects or will fairly present in all material respects the consolidated financial position, results of operations and cash flows of CBS and its subsidiaries as at the respective dates thereof and for the respective periods indicated therein in accordance with United States generally accepted accounting principles (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected to be material).

                  (c) Except as and to the extent set forth in the CBS SEC Reports, CBS and its subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which, individually or in the aggregate, would not have a CBS Material Adverse Effect.

                  (d) CBS has heretofore furnished to Viacom complete and correct copies of all material amendments and modifications that have not been filed by CBS or Infinity with the SEC to all agreements, documents and other instruments that previously had been filed by CBS or Infinity with the SEC and are currently in effect.

                  SECTION 3.08. Absence of Certain Changes or Events. (a) Since December 31, 1998, except as disclosed in any CBS SEC Report or as contemplated by this Agreement, there has not been any change, event or circumstance which, when taken individually or together with all other changes, events or circumstances, has had or would have a CBS Material Adverse

Effect, and (b) since December 31, 1998 to the date of this Agreement, except as disclosed in any CBS SEC Report (i) each of CBS and its subsidiaries has conducted its businesses only in the ordinary course and in a manner consistent with past practice and (ii) there has not been (A) any material change by CBS or any of its subsidiaries in its material accounting policies, practices and procedures, (B) any entry by CBS or any of its subsidiaries into any commitment or transaction material to CBS and its subsidiaries taken as a whole other than in the ordinary course of business consistent with past practice, (C) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of CBS or any of its subsidiaries (other than cash dividends payable by any wholly owned subsidiary to another subsidiary or CBS), or (D) any increase in the compensation payable or to become payable to any corporate officers or heads of divisions of CBS or any of its subsidiaries, except in the ordinary course of business consistent with past practice.

                  SECTION 3.09. Absence of Litigation. Except as disclosed in any CBS SEC Report, there is no claim, action, proceeding or investigation pending or, to the knowledge of CBS, threatened against CBS or any of its subsidiaries, or any property or asset of CBS or any of its subsidiaries, before any court, arbitrator or Governmental Authority, in each case except as would not have a CBS Material Adverse Effect. As of the date of this Agreement, none of CBS, any of its subsidiaries nor any property or asset of CBS or any of its subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award imposed by any court, arbitration or Governmental Authority, in each case except as would not have a CBS Material Adverse Effect.

                  SECTION 3.10. Employee Benefit Plans. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by CBS or any of its subsidiaries, or with respect to which CBS or any of its subsidiaries could incur liability under Section 4069 of ERISA, other than multiemployer plans within the meaning of Section 3(37) of ERISA (the "CBS Benefit Plans"), CBS will provide to Viacom within 15 days of the date of this Agreement a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) such CBS Benefit Plan, (iii) each trust agreement relating to such CBS Benefit Plan, (iv) the most recent summary plan description for each CBS Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a CBS Benefit Plan subject to Title IV of ERISA, if any, and (vi) the most recent determination letter, if any, issued by the IRS with respect to any CBS Benefit Plan qualified under Section 401(a) of the Code. CBS will, promptly following the date of this Agreement, request a copy of each CBS Benefit Plan that is a multiemployer plan within the meaning of Section 3(37) of ERISA from the trustees of such multiemployer plan and CBS shall deliver such copy of the plan to Viacom promptly upon its receipt thereof.

                  (b) Each CBS Benefit Plan has been administered in accordance with its terms, and in compliance with applicable laws, except as would not have a CBS Material Adverse Effect. CBS and its subsidiaries have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any CBS Benefit Plans, except as would not have a CBS Material Adverse Effect. With respect to the CBS Benefit Plans, no event has occurred and, to the knowledge of CBS, there exists no condition or set of circumstances, in connection with which CBS or any of its subsidiaries is reasonably likely to be subject to any liability under the terms of such CBS Benefit Plans, ERISA, the Code or any other applicable Law except as would not, individually or in the aggregate, have a CBS Material Adverse Effect. Neither CBS nor any of its subsidiaries has any actual or contingent liability under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any multiemployer plan or multiple employer plan, and no fact or event exists which is reasonably likely to give rise to any such liability, in each case except as would not, individually or in the aggregate, have a CBS Material Adverse Effect.

                  (c) CBS has made available to Viacom: (i) copies of all employment agreements with the top five most highly compensated executive officers of CBS and its subsidiaries; (ii) copies of all material severance agreements, programs and policies of CBS or any of its subsidiaries with or relating to its or its subsidiaries' employees; and (iii) copies of all material plans, programs, agreements and other arrangements of CBS or any of its subsidiaries with or relating to its or its subsidiaries' employees which contain change in control provisions. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, "golden parachute" or otherwise) becoming due to any director, officer or employee of CBS or any of its subsidiaries from CBS or any of its affiliates under any CBS Benefit Plan or otherwise, which payment is material in relation to the compensation previously provided to such individual (other than payments resulting from a change in responsibilities or reporting obligations of individual employees), (ii) materially increase any benefits otherwise payable under any CBS Benefit Plan, which increase is material in relation to the benefits previously provided or (iii) result in any acceleration of the time of payment or vesting of any material benefits.

                  (d) Each CBS Benefit Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the CBS Benefit Plan is so qualified and each trust established in connection with any CBS Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS which is reasonably likely to adversely affect the qualified status of any such CBS Benefit Plan or the exempt status of any such trust.

                  SECTION 3.11. Labor Matters. There is no labor dispute, strike or work stoppage against CBS or any of its subsidiaries pending or, to the knowledge of CBS, threatened which would reasonably be expected to interfere with the respective business activities of CBS or any of its subsidiaries, except for such disputes, strikes or work stoppages which would not have a CBS Material Adverse Effect. There is no charge or complaint against CBS or any of its subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing, except for such charges or complaints (or related unfair labor practices) which would not have a CBS Material Adverse Effect.

                  SECTION 3.12. Environmental Matters. Except as would not, individually or in the aggregate, have a CBS Material Adverse Effect:

                  (a) CBS and its subsidiaries (i) are in compliance with all, and are not subject to any asserted liability or, to CBS's knowledge, any liability (including liability with respect to current or former subsidiaries or operations), in each case with respect to any, Environmental Laws (as defined below), (ii) hold or have applied for all Environmental Permits (as defined below) and (iii) are in compliance with their respective Environmental Permits;

                  (b) neither CBS nor any CBS subsidiary has received any written notice, demand, letter, claim or request for information alleging that CBS or any of its subsidiaries is or may be in violation of, or liable under, any Environmental Law;

                  (c) neither CBS nor any of its subsidiaries (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined below) and, to the knowledge of CBS, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (ii) is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials; and

                  (d) none of the real property owned or leased by CBS or any of its subsidiaries is listed or, to the knowledge of CBS, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

                  For purposes of this Agreement:

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

                  "Environmental Laws" means any applicable federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to the pollution, protection, investigation or restoration of the environment, health and safety or natural resources, including those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property or to the siting, construction, operation, closure and post-closure care of waste disposal, handling and transfer facilities.

                  "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any Environmental Law.

                  "Hazardous Materials" means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any Environmental Law.

                  SECTION 3.13. Trademarks, Patents and Copyrights. Except as would not have a CBS Material Adverse Effect, CBS and its subsidiaries own, or possess adequate licenses or other valid rights to use, all material patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, service mark rights, trade secrets, applications to register, and registrations for, the foregoing trademarks, know-how and other proprietary rights and information used in connection with the business of CBS and its subsidiaries as currently conducted, and no assertion or claim has been made in writing challenging the validity of any of the foregoing which would have a CBS Material Adverse Effect. To the knowledge of CBS, the conduct of the business of CBS and its subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party, except for such conflicts which would not have a CBS Material Adverse Effect.

                  SECTION 3.14. Taxes. (a) For purposes of this Agreement, "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental or taxing authority including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

                  (b) Except as would not have a CBS Material Adverse Effect:
(i) each of CBS and each of its subsidiaries has timely filed all federal, state, local and foreign tax returns and reports (including extensions) required to be filed by it and has paid and discharged all Taxes shown as due thereon and has paid all of such other Taxes as are due, other than such payments as are being contested in good faith by appropriate proceedings; (ii) neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the knowledge of CBS after due inquiry, threatening to assert against CBS or any of its subsidiaries any deficiency or claim for Taxes; (iii) no waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax has been granted by CBS or any of its subsidiaries; (iv) the accruals and reserves for Taxes reflected in the CBS balance sheet included in its Annual Report on Form 10-K for fiscal year 1998 and the most recent quarterly financial statements are adequate to cover all Taxes accruable through the date thereof in accordance with United States generally accepted accounting principles; (v) no election under Section 341(f) of the Code has been made by CBS or any of its subsidiaries; (vi) CBS and each of its subsidiaries has withheld or collected and paid over to the appropriate governmental authorities or is properly holding for such payment all Taxes required by law to be withheld or collected; (vii) there are no liens for Taxes upon the assets of CBS or any of its subsidiaries, other than liens for Taxes that are being contested in good faith by appropriate proceedings and (viii) CBS has not constituted a "distributing corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

                  SECTION 3.15. Tax Matters. None of CBS or any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code. None of CBS or any of its affiliates or agents is aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying under
Section 368(a) of the Code, that could prevent them from providing representations required in Sections 7.02(c) or 7.03(c), or that could prevent the opinions described in such Sections from being given and to the knowledge of CBS, the Merger will so qualify.

                  SECTION 3.16. Year 2000 Compliance. (a) CBS has adopted a plan that it believes will cause CBS Systems (as defined below) to be CBS Year 2000 Compliant (as defined below) (such plan, as it may be amended, modified or supplemented from time to time being, the "CBS Year 2000 Plan") in all material respects. CBS has taken, and between the date of this

Agreement and the Effective Time will continue to take, all reasonable steps to implement the CBS Year 2000 Plan with respect to the CBS Systems. Notwithstanding anything in this Section 3.16 to the contrary, CBS does not represent or warrant that CBS Systems (or any other operations, systems, equipment or software of CBS or its subsidiaries or any of their respective affiliates) are or will be CBS Year 2000 Compliant at or prior to the Effective Time, regardless of whether the CBS Year 2000 Plan has or has not been implemented or complied with.

                  (b) For purposes of this Section 3.16, (i) "CBS Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within or required to operate the current products of CBS and its subsidiaries, and/or material to or necessary for CBS and its subsidiaries to carry on their respective businesses as currently conducted; and (ii) "CBS Year 2000 Compliant" means that CBS Systems will (A) manage, accept, process, store and output data involving dates reasonably expected to be encountered in the foreseeable future and (B) accurately process date data from, into and between the 20th and 21st centuries and each date during the years 1999 and 2000.

                  SECTION 3.17. Opinion of Financial Advisors. CBS has received the written opinion of Evercore Group Inc. (the "CBS Financial Advisor") on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, the Exchange Ratio is fair to the shareholders of CBS from a financial point of view, and CBS will deliver a copy of such opinion to Viacom promptly after the date of this Agreement.

                  SECTION 3.18. Vote Required. The affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the CBS Stockholders' Meeting is the only vote of the holders of any class or series of capital stock of CBS necessary to adopt this Agreement.

                  SECTION 3.19. Brokers. No broker, finder or investment banker (other than the CBS Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of CBS.

                  SECTION 3.20. Pennsylvania Law. Pursuant to its By-laws, CBS has opted out of anti-takeover provisions contained in the Pennsylvania Law relating to (i) "control share acquisitions" (Sections 2561 through 2568 of the Pennsylvania Law) and (ii) disgorgement of profits by certain controlling shareholders following attempts to acquire control (Sections 2571 through 2576 of the Pennsylvania Law). Section 2538 of the Pennsylvania Law relating to "interested shareholder transactions" and Sections 2551 through 2556 of the Pennsylvania Law relating to "business combinations with interested shareholders" are not applicable to this Agreement or the transactions contemplated hereby.

                  SECTION 3.21. Rights Agreement. As of the date of this Agreement, the copy of the Rights Agreement, including all amendments and exhibits thereto, that is set forth as an exhibit to CBS's Form 8-K, filed with the SEC on January 9, 1996, is a complete and correct copy thereof. Neither the execution of this Agreement nor the consummation of the Merger will (A) cause the Rights issued pursuant to the Rights Agreement to become exercisable, (B) cause Viacom to become an Acquiring Person or a Principal Party (as each term is defined in the Rights Agreement) or (C) give rise to a Distribution Date (as such term is defined in the Rights Agreement).

                  SECTION 3.22. Gaylord. CBS has entered into the Gaylord Agreement and the Gaylord Agreement is in full force and effect. Pursuant to the Gaylord Agreement, Gaylord has agreed, under certain circumstances, to vote its shares of CBS Series B Preferred Stock in favor of adopting this Agreement, if required under applicable law, and has, under certain circumstances, constituted and appointed CBS as Gaylord's true and lawful proxy (the "Gaylord Proxy"), with full power of substitution, for and in its name place and stead, to vote each of Gaylord's shares of CBS Series B Preferred Stock in favor of the adoption of this Agreement at the CBS Stockholders' Meeting and any adjournment or postponement thereof. CBS has not waived or transferred to a third party any of its rights to vote Gaylord's shares under the Gaylord Proxy.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF VIACOM

                  Except as disclosed in the report on Form 10-K dated March 31, 1999 for the year ended December 31, 1998, the reports on Form 10-Q and Form 8-K since December 31, 1998 or the proxy statement dated April 16, 1999, in each case in the form filed by Viacom with the SEC or in a separate disclosure schedule which has been delivered by Viacom to CBS prior to the execution of this Agreement (the "Viacom Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent), Viacom hereby represents and warrants to CBS that:

                  SECTION 4.01. Organization and Qualification; Subsidiaries. Each of Viacom and its subsidiaries is a corporation or entity duly incorporated or formed, validly existing and in good standing, under the laws of its jurisdiction of incorporation or formation, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not have a Viacom Material Adverse Effect (as defined below). Each of Viacom and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a Viacom Material Adverse Effect. The term "Viacom Material Adverse Effect" means any change, effect or circumstance that is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of Viacom and its subsidiaries taken as a whole, other than any change, effect or circumstance relating to or resulting from (i) general changes in the media or entertainment industries or the advertising markets, (ii) changes in general economic conditions or securities markets in general or (iii) this Agreement or the transactions contemplated hereby or the announcement thereof.

                  SECTION 4.02. Certificate of Incorporation and By-Laws. Viacom has made available to CBS a complete and correct copy of the Certificate of Incorporation and the By-laws, each as amended to date, of Viacom and Blockbuster Corporation ("Blockbuster"). The Certificates of Incorporation and By-laws (or equivalent organizational documents) of Viacom and its subsidiaries are in full force and effect. Except as would not have a Viacom Material Adverse Effect, none of Viacom or its subsidiaries is in violation of any provision of its Certificate of Incorporation or By-laws (or equivalent organizational documents).

                  SECTION 4.03. Capitalization. The authorized capital stock of Viacom consists of 500,000,000 shares of Viacom Class A Common Stock, 3,000,000,000 shares of Viacom Class B Common Stock and 200,000,000 shares of Preferred Stock, par value $.01 per share, of Viacom ("Viacom Preferred Stock"). As of September 3, 1999 (a) 139,923,921 shares of Viacom Class A Common Stock and 605,085,135 shares of Viacom Class B Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (b) 1,356,400 shares of Viacom Class A Common Stock and 47,101,300 shares of Viacom B Common Stock were held in the treasury of Viacom, (c) no shares of Viacom Class A Common Stock or Viacom Class B Common Stock were held by subsidiaries of Viacom and (d) as of September 3, 1999, approximately 1,898,946 shares of Viacom Class B Common Stock were reserved for future issuance pursuant to stock options or stock incentive rights (collectively "Viacom Options") granted pursuant to Viacom's stock option plans and arrangements (the "Viacom Stock Option Plans"). As of September 3, 1999, no shares of Viacom Preferred Stock were issued and outstanding. As of the date of this Agreement, except for the issuance of Viacom Class B Common Stock pursuant to the exercise of Viacom Options and options to purchase 11,600,000 shares of Class A Common Stock, par value $.01 per share, of Blockbuster (the "Blockbuster Options") outstanding prior to September 3, 1999, no shares of capital stock of Viacom or any of its subsidiaries have been issued since September 3, 1999. Except as set forth in this Section 4.03, as of the date of this Agreement, there are no options, warrants or other rights, agreements (including registration rights agreements), arrangements or commitments of any character relating to the issued or unissued capital stock of Viacom or any of its subsidiaries or obligating Viacom or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Viacom or any of its subsidiaries. All shares of capital stock of Viacom and its subsidiaries subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. As of the date of this Agreement, there are no outstanding contractual material obligations of Viacom or any subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Viacom or any of its subsidiaries or to provide material funds to, or make any material investment (in the form of a loan capital contribution or otherwise) in, any person. The Stockholder (as defined in the Parent Voting Agreements) is the holder of a majority of the issued and outstanding shares of Viacom Class A Common Stock.

                  SECTION 4.04. Authority Relative to Agreement. Viacom has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Viacom and the consummation by Viacom of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Viacom are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than, with respect to the Merger, the approval of the Viacom Proposal by the holders of a majority of the then outstanding shares of Viacom Class A Common Stock and the filing and recordation of appropriate merger documents as required by Delaware Law and Pennsylvania Law). This Agreement has been duly and validly executed and delivered by Viacom and, assuming the due authorization, execution and delivery by CBS, this Agreement constitutes a legal, valid and binding obligation of Viacom, enforceable against Viacom in accordance with its terms.

                  SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Viacom does not, and the performance of this Agreement by Viacom and the performance by Parent of the Parent Voting Agreements will not, (i) conflict with or violate the Certificate of Incorporation or By-laws (or similar organization documents) of (A) Viacom or Blockbuster or (B) any of its other subsidiaries, (ii) assuming the consents, approvals and authorizations specified in Section 4.05(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law applicable to Viacom or any of its subsidiaries or by which any property or asset of Viacom or any of its subsidiaries is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Viacom or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture or credit agreement, or, to Viacom's knowledge as of the date of this Agreement, any other, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Viacom or any of its subsidiaries is a party or by which Viacom or any of its subsidiaries or any property or asset of Viacom or any of its subsidiaries is bound or affected, except, in the case of clauses (i)(B), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not have a Viacom

Material Adverse Effect or would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this Section 4.05(a), the definition of Viacom Material Adverse Effect shall be read so as not to include clause (iii) of the definition thereof.

                  (b) The execution and delivery of this Agreement by Viacom do not, the performance of this Agreement by Viacom and the performance by Parent of the Parent Voting Agreements will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any governmental or regulatory authority, domestic, foreign or supranational, except for applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the HSR Act, such filings, approvals and waivers as may be required by the Communications Act, applicable requirements of the Investment Canada Act of 1985 and the Competition Act (Canada), any other non-United States competition, antitrust and investment law, filing and recordation of appropriate merger documents as required by Delaware Law and Pennsylvania Law and the rules of the NYSE and except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Viacom Material Adverse Effect or would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this Section 4.05(b), the definition of Viacom Material Adverse Effect shall be read so as not to include clause (iii) of the definition thereof.

                  SECTION 4.06. Permits and Licenses; Contracts. (a) Each of Viacom and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for Viacom or any of its subsidiaries to own, lease and operate the properties of Viacom and its subsidiaries or to carry on their business as it is now being conducted and contemplated to be conducted (the "Viacom Permits"), and no suspension or cancellation of any of the Viacom Permits is pending or, to the knowledge of Viacom, threatened, except where the failure to have, or the suspension or cancellation of, any of the Viacom Permits would not have a Viacom Material Adverse Effect. None of Viacom or any of its subsidiaries is in conflict with, or in default or violation of (i) any Laws applicable to Viacom or any of its subsidiaries or by which any property or asset of Viacom or any of its subsidiaries is bound or affected, (ii) any of the Viacom Permits, or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Viacom or any of its subsidiaries is a party or by which Viacom or any of its subsidiaries or any property or asset of Viacom or any of its subsidiaries is bound or affected, except for any such conflicts, defaults or violations that would not have a Viacom Material Adverse Effect.

                  (b) Except as would not have a Viacom Material Adverse Effect, and to the knowledge of Viacom, except as would not have a material adverse effect on the Surviving Corporation following the Effective Time, none of Viacom or any of its subsidiaries is a party to any contracts or agreements that limits the ability of Viacom or any of its subsidiaries to compete in any line of business or with any person or engage in any business in any geographic area, in each case except for competition in businesses that neither CBS nor Viacom are currently engaged in or will reasonably foreseeably engage in.

                  (c) Viacom and its subsidiaries have operated the radio and television stations and associated facilities for which Viacom or any of its subsidiaries holds licenses from the FCC, in each case which are owned or operated by Viacom and its subsidiaries (the "Viacom Licensed Facilities"), in material compliance with the terms of the Viacom Permits issued by the FCC to Viacom and its subsidiaries ("Viacom FCC Licenses"), and in material compliance with the Communications Act, and Viacom and its subsidiaries have timely filed or made all applications, reports and other disclosures required by the FCC to be filed or made with respect to the Viacom Licensed Facilities and have timely paid all FCC regulatory fees with respect thereto, in each case except as would not have a Viacom Material Adverse Effect. As of the date hereof, to Viacom's knowledge, there is not now pending or threatened before the FCC any material investigation, proceeding, notice of violation, order of forfeiture or complaint against Viacom or any of its subsidiaries, relating to any of the Viacom Licensed Facilities or FCC regulated services conducted by CBS that, if adversely decided, would have a Viacom Material Adverse Effect.

                  SECTION 4.07. SEC Filings; Financial Statements. (a) Viacom and Blockbuster have filed all forms, reports and documents required to be filed by it with the SEC from December 31, 1996 to the date of this Agreement, including: (i) Annual Reports on Form 10-K, (ii) Quarterly Reports on Form 10-Q and (iii) proxy statements relating to Viacom's and Blockbuster's meetings of stockholders (whether annual or special) (the forms, reports and other documents referred to in clauses (i), (ii), (iii) and all other forms, reports and other registration statements filed by Viacom or Blockbuster with the SEC as of the date of this Agreement, including all amendments and supplements thereto filed with the SEC as of the date of this Agreement, above being referred to herein, collectively, as the "Viacom SEC Reports"). The Viacom SEC Reports, as well as all forms, reports and documents to be filed by Viacom or Blockbuster with the SEC after the date hereof and prior to the Effective Time, (i) were or will be prepared in accordance with the requirements of the Securities Act, and the Exchange Act, as the case may be, and the rules and regulations thereunder, (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (iii) did not at the time they were filed, or will not at the time they are filed, omit any documents required to be filed as exhibits thereto. No Viacom subsidiary, except Blockbuster, is subject to the periodic reporting requirements of the Exchange Act.

                  (b) Each of the financial statements (including, in each case, any notes thereto) contained in the Viacom SEC Reports and each of the financial statements to be filed by Viacom or Blockbuster with the SEC after the date hereof and prior to the Effective Time was or will be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented in all material respects or will fairly present in all material respects the consolidated financial position, results of operations and cash flows of Viacom and its subsidiaries as at the respective dates thereof and for the respective periods indicated therein in accordance with United States generally accepted accounting principles (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected to be material).

                  (c) Except as and to the extent set forth in the Viacom SEC Reports, Viacom and its subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which, individually or in the aggregate, would not have a Viacom Material Adverse Effect.

                  (d) Viacom has heretofore furnished to CBS complete and correct copies of all material amendments and modifications that have not been filed by Viacom or Blockbuster with the SEC to all agreements, documents and other instruments that previously had been filed by Viacom or Blockbuster with the SEC and are currently in effect.

                  SECTION 4.08. Absence of Certain Changes or Events. (a) Since December 31, 1998, except as disclosed in any Viacom SEC Report or as contemplated by this Agreement, there has not been any change, event or circumstance which, when taken individually or together with all other changes, events or circumstances, has had or would have a Viacom Material Adverse Effect, and (b) since December 31, 1998 to the date of this Agreement, except as disclosed in any Viacom SEC Reports (i) each of Viacom and its subsidiaries has conducted its businesses only in the ordinary course and in a manner consistent with past practice and (ii) there has not been (A) any material change by Viacom or any of its subsidiaries in its material accounting policies, practices and procedures, (B) any entry by Viacom or any of its subsidiaries into any commitment or transaction material to Viacom and its subsidiaries taken as a whole other than in the ordinary course of business consistent with past practice, (C) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Viacom or any of its subsidiaries (other than cash dividends payable by any wholly owned subsidiary to another subsidiary or Viacom), or (D) any increase in the compensation payable or to become payable to any corporate officers or heads of divisions of Viacom or any of its subsidiaries, except in the ordinary course of business consistent with past practice.

                  SECTION 4.09. Absence of Litigation. Except as disclosed in any Viacom SEC Report, there is no claim, action, proceeding or investigation pending or, to the knowledge of Viacom, threatened against Viacom or any of its subsidiaries, or any property or asset of Viacom or any of its subsidiaries, before any court, arbitrator or Governmental Authority, in each case except as would not have a Viacom Material Adverse Effect. As of the date of this Agreement, none of Viacom, any of its subsidiaries nor any property or asset of Viacom or any of its subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award imposed by any court, arbitration or Governmental Authority, in each case except as would not have a Viacom Material Adverse Effect.

                  SECTION 4.10. Employee Benefit Plans. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA), maintained or contributed to by Viacom or any of its subsidiaries, or with respect to which Viacom or any of its subsidiaries could incur liability under
Section 4069 of ERISA, other than multiemployer plans within the meaning of
Section 3(37) of ERISA (the "Viacom Benefit Plans"), Viacom will provide to CBS within 15 days of this Agreement a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Viacom Benefit Plan,
(iii) each trust agreement relating to such Viacom Benefit Plan, (iv) the most recent summary plan description for each Viacom Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Viacom Benefit Plan subject to Title IV of ERISA, if any, and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Viacom Benefit Plan qualified under Section 401(a) of the Code. Viacom will promptly following the date of this Agreement request a copy of each Viacom Benefit Plan that is a multiemployer plan within the meaning of Section 3(37) of ERISA from the trustees of such multiemployer plan and Viacom shall deliver such copy of the plan to CBS promptly upon its receipt thereof.

                  (b) Each Viacom Benefit Plan has been administered in accordance with its terms, and in compliance with applicable laws, except as would not have a Viacom Material Adverse Effect. Viacom and its subsidiaries have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Viacom Benefit Plans, except as would not have a Viacom Material Adverse Effect. With respect to the Viacom Benefit Plans, no event has occurred and, to the knowledge of Viacom, there exists no condition or set of circumstances, in connection with which Viacom or any of its subsidiaries is reasonably likely to be subject to any liability under the terms of such Viacom Benefit Plans, ERISA, the Code or any other applicable Law except as would not have a Viacom Material Adverse Effect. Neither Viacom nor any of its subsidiaries has any actual or contingent liability under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation) except as would not have a Viacom Material Adverse Effect. Neither Viacom nor any of its subsidiaries has any actual or contingent liability under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation), including, without limitation, any liability in connection with
(i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any multiemployer plan or multiple employer plan, and no fact or event exists which is reasonably likely to give rise to any such liability, except as would not, individually or in the aggregate, have a Viacom Material Adverse Effect.

                  (c) Viacom has made available to CBS (i) copies of all employment agreements with the top five most highly compensated executive officers of Viacom or any of its subsidiaries; (ii) copies of all material severance agreements, programs and policies of Viacom or any of its subsidiaries with or relating to its or its subsidiaries' employees; and (iii) copies of all material plans, programs, agreements and other arrangements of Viacom or any of its subsidiaries with or relating to its or its subsidiaries' employees which contain change in control provisions. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, "golden parachute" or otherwise) becoming due to any director, officer or employee of Viacom or any of its subsidiaries from Viacom or any of its affiliates under any Viacom Benefit Plan or otherwise, which payment is material in relation to the compensation previously provided to such individual (other than payments resulting from a change in responsibilities or reporting obligations of individual employees), (ii) materially increase any benefits otherwise payable under any Viacom Benefit Plan, which increase is material in relation to the benefits previously provided or (iii) result in any acceleration of the time of payment or vesting of any material benefits.

                  (d) Each Viacom Benefit Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Viacom Benefit Plan is so qualified and each trust established in connection with any Viacom Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS which is reasonably likely to adversely affect the qualified status of any such Viacom Benefit Plan or the exempt status of any such trust.

                  SECTION 4.11. Labor Matters. There is no labor dispute, strike or work stoppage against Viacom or any of its subsidiaries pending or, to the knowledge of Viacom, threatened which would reasonably be expected to interfere with the respective business activities of Viacom or any of its subsidiaries, except for such disputes, strikes or work stoppages which would not have a Viacom Material Adverse Effect. There is no charge or complaint against Viacom or any of its subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing, except for such charges or complaints (or related unfair labor practices) which would not have a Viacom Material Adverse Effect.

                  SECTION 4.12. Environmental Matters. Except as would not, individually or in the aggregate, have a Viacom Material Adverse Effect:

                  (a) Viacom and its subsidiaries (i) are in compliance with all, and are not subject to any asserted liability or, to Viacom's knowledge, any liability (including liability with respect to current or former subsidiaries or operations), in each case with respect to any, Environmental Laws (as defined below), (ii) hold or have applied for all Environmental Permits (as defined below) and (iii) are in compliance with their respective Environmental Permits;

                  (b) neither Viacom nor any Viacom subsidiary has received any written notice, demand, letter, claim or request for information alleging that Viacom or any of its subsidiaries is or may be in violation of, or liable under, any Environmental Law;

                  (c) neither Viacom nor any of its subsidiaries (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined below) and, to the knowledge of Viacom, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (ii) is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials; and

                  (d) none of the real property owned or leased by Viacom or any of its subsidiaries is listed or, to the knowledge of Viacom, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

                  SECTION 4.13. Trademarks, Patents and Copyrights. Except as would not have a Viacom Material Adverse Effect, Viacom and its subsidiaries own, or possess adequate licenses or other valid rights to use, all material patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, service mark rights, trade secrets, applications to register, and registrations for, the foregoing trademarks, service marks, know-how and other proprietary rights and information used in connection with the business of Viacom and its subsidiaries as currently conducted, and no assertion or claim has been made in writing challenging the validity of any of the foregoing which would have a Viacom Material Adverse Effect. To the knowledge of Viacom, the conduct of the business of Viacom and its subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party, except for such conflicts which would not have a Viacom Material Adverse Effect.

                  SECTION 4.14. Taxes. Except as would not have a Viacom Material Adverse Effect, (a) each of Viacom and each of its subsidiaries has timely filed all federal, state, local and foreign tax returns and reports (including extensions) required to be filed by it and has paid and discharged all Taxes shown as due thereon and has paid all of such other Taxes as are due, other than such payments as are being contested in good faith by appropriate proceedings, (b) neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the knowledge of Viacom after due inquiry, threatening to assert against Viacom or any of its subsidiaries any deficiency or claim for Taxes, (c) no waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax has been granted by Viacom or any of its subsidiaries,
(d) the accruals and reserves for Taxes reflected in the Viacom balance sheet included in its Annual Report on Form 10-K for fiscal year 1998 and the most recent quarterly financial statements are adequate to cover all Taxes accruable through the date thereof in accordance with United States generally accepted accounting principles, (e) no election under Section 341(f) of the Code has been made by Viacom or any of its subsidiaries, (f) Viacom and each of its subsidiaries has withheld or collected and paid over to the appropriate governmental authorities or is properly holding for such payment all Taxes required by law to be withheld or collected, (g) there are no liens for Taxes upon the assets of Viacom or any of its subsidiaries, other than liens for Taxes that are being contested in good faith by appropriate proceedings and (h) Viacom has not constituted a "distributing corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

                  SECTION 4.15. Tax Matters. None of Viacom or any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code. None of Viacom or any of its affiliates or agents is aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying under
Section 368(a) of the Code, that could prevent them from providing representations required in Sections 7.02(c) or 7.03(c), or that could prevent the opinions described in such Sections from being given and to the knowledge of Viacom the Merger will so qualify.

                  SECTION 4.16. Year 2000 Compliance. (a) Viacom has adopted a plan that it believes will cause Viacom Systems (as defined below) to be Viacom Year 2000 Compliant (as defined below) (such plan, as it may be amended, modified or supplemented from time to time being, the "Viacom Year 2000 Plan") in all material respects. Viacom has taken, and between the date of this Agreement and the Effective Time will continue to take, all reasonable steps to implement the Viacom Year 2000 Plan with respect to the Viacom Systems. Notwithstanding anything in this Section 4.16 to the contrary, Viacom does not represent or warrant that Viacom Systems (or any other operations, systems, equipment or software of Viacom or its subsidiaries or any of their respective affiliates) are or will be Viacom Year 2000 Compliant at or prior to the Effective Time, regardless of whether the Viacom Year 2000 Plan has or has not been implemented or complied with.

                  (b) For purposes of this Section 4.16, (i) "Viacom Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within or required to operate the current products of Viacom and its subsidiaries, and/or material to or necessary for Viacom and its subsidiaries to carry on their respective businesses as currently conducted; and (ii) "Viacom Year 2000

Compliant" means that Viacom Systems will (A) manage, accept, process, store and output data involving dates reasonably expected to be encountered in the foreseeable future and (B) accurately process date data from, into and between the 20th and 21st centuries and each date during the years 1999 and 2000.

                  SECTION 4.17. Opinion of Financial Advisors. Viacom has received the written opinion of Morgan Stanley Dean Witter & Co. (the "Viacom Financial Advisor") on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, the Exchange Ratio is fair to the stockholders of Viacom, from a financial point of view, and Viacom will deliver a copy of such opinion to CBS promptly after the date of this Agreement.

                  SECTION 4.18. Vote Required. The affirmative vote of the holders of a majority of the outstanding Viacom Class A Common Stock is the only vote of the holders of any class or series of capital stock of Viacom necessary to approve the transactions contemplated by this Agreement.

                  SECTION 4.19. Section 203 of Delaware Law. The Board of Directors of Viacom has approved this Agreement and such Viacom approval is sufficient to render inapplicable to this Agreement, the Parent Voting Agreements and the transactions contemplated hereby and thereby the provisions of Section 203 of Delaware Law.

                  SECTION 4.20. Brokers. No broker, finder or investment banker (other than the Viacom Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Viacom.


                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

                  SECTION 5.01. Conduct of Business by CBS Pending the Merger. CBS covenants and agrees that, between the date of this Agreement and the Effective Time, except (w) as contemplated by this Agreement or as set forth in
Section 5.01 of the CBS Disclosure Schedule, (x) as Viacom shall otherwise agree in advance in writing, which agreement shall not be unreasonably withheld or delayed, (y) for actions taken in connection with the consummation of the acquisitions of King World, Outdoor Systems, Inc. and of the subsidiaries of Gaylord that own KTVT, Dallas, Texas (the "Pending Transactions") on substantially the same terms that have heretofore been agreed between such parties or on such other terms and conditions which would not be reasonably likely to have an impact that is both material and detrimental to CBS and its subsidiaries, taken as a whole, unless Viacom shall have consented thereto, such consent not to be unreasonably withheld or delayed, provided that CBS may not amend or otherwise modify the terms of the CBS Series B Preferred Stock to be received by Gaylord pursuant to the

Gaylord Agreement, without the written consent of Viacom, and (z) for the exercise of options, warrants and similar securities which would otherwise expire prior to the Effective Time, or the exercise of any put rights, call rights, rights of first refusal and other similar rights, in each case under agreements in existence on the date of this Agreement and otherwise in accordance with the terms of this Agreement, the business of CBS and its subsidiaries shall be conducted only in, and CBS and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and CBS and its subsidiaries shall use their reasonable best efforts to preserve substantially intact CBS's business organization, to keep available the services of the current officers, employees and consultants of CBS and its subsidiaries (provided that the foregoing covenant to use reasonable best efforts shall not require CBS to offer retention bonuses to such individuals) and to preserve the current relationships of CBS and its subsidiaries with customers, distributors, dealers, suppliers and other persons with which CBS and its subsidiaries have significant business relations. By way of amplification and not limitation, between the date of this Agreement and the Effective Time, CBS will not do, and will not permit any of its subsidiaries to do, directly or indirectly, any of the following except in compliance with the exceptions listed above:

                  (a) amend or otherwise change the Articles of Incorporation or By-laws of CBS or any CBS subsidiary other than Infinity if such amendment or change would have a CBS Material Adverse Effect;

                  (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of its or its subsidiaries' capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its subsidiaries' capital stock or any other ownership interest (including any phantom interest), of CBS or any of its subsidiaries (except (A) for the issuance of Shares issuable pursuant to CBS Options or shares of Infinity common stock pursuant to Infinity stock options outstanding on the date hereof, (B) for the issuance of options, and other stock grants of CBS or Shares which (other than as permitted under any severance arrangement established by CBS in accordance with Section 6.16 hereof or with respect to 1,200,000 options to be issued to two senior executives of King World upon its acquisition by CBS) do not provide for accelerated vesting in connection with the Merger and the other transactions contemplated by this Agreement, (x) to purchase a maximum of 5,000,000 Shares, (y) to purchase a maximum of 17,200,000 Shares as set forth in Section 5.01 of the CBS Disclosure Schedule and (z) to purchase a maximum of 12,500,000 shares of Infinity common stock as set forth in Section 5.01 of the CBS Disclosure Schedule, in each case in the ordinary course of business consistent with past practice and allocated to persons who are officers, employees, directors, independent contractors and production company writers and talent of CBS or Infinity, as applicable, or any of their respective subsidiaries (including past practice of any such subsidiary before its acquisition by CBS) and (C) the issuance of shares of CBS and Infinity stock in connection with the Pending Transactions (including the issuance of shares of CBS Series

         B Preferred Stock and the issuance of shares of CBS Common Stock upon conversion of CBS Series B Preferred Stock in accordance with its terms and the terms and conditions of the Gaylord Agreement and other agreements and documents executed in connection therewith), or (ii) any assets material to CBS and its subsidiaries, taken as a whole, except for sales in the ordinary course of business and in a manner consistent with past practice;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its or its subsidiaries' capital stock other than cash dividends payable by any wholly owned CBS subsidiary to another CBS subsidiary or CBS and other than dividends made or paid by Infinity, so long as the aggregate amount of such dividends paid by Infinity shall not exceed $500,000,000;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its or its subsidiaries' capital stock;

                  (e) (i) except in connection with the Pending Transactions and in connection with acquisitions which individually do not exceed $200,000,000 and in the aggregate do not exceed $1,000,000,000 (A) acquire (including by merger, consolidation, or acquisition of stock or assets), or otherwise make any investment in, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets; or (B) incur any indebtedness for borrowed money, issue any debt securities, assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, agree to amend or otherwise modify in any manner any agreement or instrument pursuant to which CBS has incurred indebtedness, or make any loans or advances, except in the ordinary course of business and consistent with past practice, except the refinancing of existing indebtedness, borrowings under commercial paper programs in the ordinary course of business or borrowings under existing bank lines of credit in the ordinary course of business, (ii) enter into any material contract, agreement or transaction, other than (X) in the ordinary course of business, and (Y) which would not be reasonably likely to prevent or materially delay the consummation of the Merger, (iii) authorize any capital expenditures which are, in the aggregate, in excess of the amounts currently budgeted for the fiscal year 1999 (including the applicable 1999 capital expenditures of the companies subject to the Pending Transactions) and, with respect to fiscal year 2000, 10% in excess of such amount, in each case for CBS and its subsidiaries taken as a whole or (iv) enter into or amend any contract, agreement, commitment or arrangement which would require CBS to take any action prohibited by this subsection (e) and will, or will cause Infinity to, not amend in any material respect, or waive any material right or condition under or relating to the definitive agreements relating to the Pending Transactions, in each case except for any such amendment or waiver the impact of which would not be reasonably likely to be both material and detrimental to CBS and its subsidiaries, taken as a whole;

                  (f) increase the compensation payable or to become payable to its executive officers or employees, except as set forth in Section
         6.16 or as required by Law or by the terms of any collective bargaining agreement or other agreement currently in effect between CBS or any subsidiary of CBS and any executive officer or employee thereof and except for increases in the ordinary course of business in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or executive officer of it or any of its subsidiaries, or establish, adopt, enter into or amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, executive officer or employee, provided that this clause shall not prevent any CBS subsidiary from (i) entering into employment contracts with newly-hired or promoted executive officers, or from making severance payments, on terms substantially consistent with the contractual arrangements currently existing at such subsidiary or (ii) providing for the payment of severance to executive officers or employees on terms substantially consistent with the past practices of such subsidiary (including past practice preceding such subsidiaries' acquisition by CBS);


                  (g) change in any material respect (except as required by the SEC or changes in United States generally accepted accounting principles which become effective after the date of this Agreement) any accounting policies, practices or procedures;

                  (h) make any tax election that, individually or in the aggregate, would have a CBS Material Adverse Effect or settle or compromise any material Tax liability; or

                  (i) enter into any contract, agreement, lease, license, permit, franchise or other instrument or obligation which if in existence and known to CBS prior to the date of this Agreement would have resulted in a breach of Section 3.05, except to the extent the conflict, violation, breach, default or occurrence of the type referred to therein giving rise to such breach would not have a CBS Material Adverse Effect;

provided that Infinity shall not be prohibited from taking any action under this
Section 5.01 which the Board of Directors of Infinity determines is required to be taken in the exercise of the Board's fiduciary duties to the stockholders of Infinity (other than CBS).

                  SECTION 5.02. Conduct of Business by Viacom Pending the Merger. Viacom covenants and agrees that, between the date of this Agreement and the Effective Time, except (w) as contemplated by this Agreement or as set forth in Schedule 5.02 of the Viacom Disclosure Schedule, (x) as CBS shall otherwise agree in advance in writing, which agreement shall not be unreasonably withheld or delayed, (y) for the exercise of options, warrants and similar securities which would otherwise expire prior to the Effective Time, or the exercise of any put rights, call rights, rights of first refusal and other similar rights, in each case under agreements in existence on the date of this Agreement and otherwise in accordance with the terms of this Agreement and (z) an exchange offer of Blockbuster shares owned by Viacom for shares of Viacom Class B Common Stock owned by the stockholders of Viacom (the "Split-off") in accordance with the procedures set forth in Section 5.02 of the Viacom Disclosure Schedule, the business of Viacom and its subsidiaries shall be conducted only in, and Viacom and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and Viacom and its subsidiaries shall use their reasonable best efforts to preserve substantially intact Viacom's business organization, to keep available the services of the current officers, employees and consultants of Viacom and its subsidiaries (provided that the foregoing covenant to use reasonable best efforts shall not require Viacom to offer retention bonuses to such individuals) and to preserve the current relationships of Viacom and its subsidiaries with customers, distributors, suppliers and other persons with which Viacom and its subsidiaries have significant business relations. By way of amplification and not limitation, between the date of this Agreement and the Effective Time, Viacom will not do, and will not permit any of its subsidiaries to do, directly or indirectly, any of the following except in compliance with the exceptions listed above:

                  (a) amend or otherwise change the Certificate of Incorporation or By-laws of Viacom or Blockbuster, or any other Viacom subsidiary if such amendment or change would have a Viacom Material Adverse Effect;

                  (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of its or its subsidiaries' capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its subsidiaries' capital stock or any other ownership interest (including any phantom interest), of Viacom or any of its subsidiaries (except (A) for the issuance of Shares issuable pursuant to Viacom Options outstanding on the date hereof and (B) for the issuance of options, which do not provide for accelerated vesting or other consequences in connection with the Merger and the other transactions contemplated by this Agreement, to purchase a maximum of 6,000,000 shares of Viacom Class B Common Stock in the ordinary course of business consistent with past practice and allocated to persons who are officers, employees, directors, independent contractors and production company writers and talent of Viacom or any of its subsidiaries on a basis substantially consistent with past practice), or (ii) any assets material to Viacom and its subsidiaries, taken as a whole, except for sales in the ordinary course of business and in a manner consistent with past practice;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its or its subsidiaries' capital stock other than cash dividends payable by any wholly owned Viacom subsidiary to another Viacom subsidiary or Viacom, other than dividends made or paid by Blockbuster, so long as the aggregate amount of such dividends paid by Blockbuster shall not exceed $50,000,000;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its or its subsidiaries' capital stock;

                  (e) (i) except in connection with acquisitions which individually do not exceed $200,000,000 and in the aggregate do not exceed $1,000,000,000 (A) acquire (including by merger, consolidation, or acquisition of stock or assets), or otherwise make any investment in, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets; or (B) incur any indebtedness for borrowed money, issue any debt securities, assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, agree to amend or otherwise modify in any manner any agreement or instrument pursuant to which Viacom has incurred indebtedness, or make any loans or advances, except in the ordinary course of business and consistent with past practice, except the refinancing of existing indebtedness, borrowings under commercial paper programs in the ordinary course of business or borrowings under existing bank lines of credit in the ordinary course of business, (ii) enter into any contract, agreement or transaction, other than (X) in the ordinary course of business, consistent with past practice and (Y) which would not be reasonably likely to prevent or materially delay the consummation of the Merger, (iii) authorize any capital expenditures which are, in the aggregate, in excess of the amount currently budgeted therefor (and previously disclosed to CBS) for the fiscal year ending December 31, 1999, and, with respect to fiscal year December 31, 2000, 10% in excess of such amount, in each case for Viacom and its subsidiaries taken as a whole or (iv) enter into or amend any contract, agreement, commitment or arrangement which would require Viacom to take any action prohibited by this subsection (e);

                  (f) increase the compensation payable or to become payable to its executive officers or employees, except as required by Law or by the terms of any collective bargaining agreement or other agreement currently in effect between Viacom or any subsidiary of Viacom and any executive officer or employee thereof and except for increases in the ordinary course of business in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or executive officer of it or any of its subsidiaries, or establish, adopt, enter into or amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, executive officer or employee, provided that this clause shall not prevent any Viacom subsidiary from (i) entering into employment contracts with newly-hired or promoted executive officers on terms substantially consistent with the contractual arrangements currently existing at such subsidiary or (ii) providing for the payment of severance to executive officers or employees on terms substantially consistent with the past practices of such subsidiary;


                  (g) change in any material respect (except as required by the SEC or changes in United States generally accepted accounting principles which become effective after the date of this Agreement) any accounting policies, practices or procedures;

                  (h) make any tax election that, individually or in the aggregate, would have a Viacom Material Adverse Effect or settle or compromise any material Tax liability; or

                  (i) enter into any contract, agreement, lease, license, permit, franchise or other instrument or obligation which if in existence and known to Viacom prior to the date of this Agreement would have resulted in a breach of Section 4.05, except to the extent the conflict, violation breach, default or occurrence of the type referred to therein giving rise to such breach would not have a Viacom Material Adverse Effect;

provided that Blockbuster shall not be prohibited from taking any action under this Section 5.02 which the Board of Directors of Blockbuster determines is required to be taken in the exercise of the Board's fiduciary duties to the stockholders of Blockbuster (other than Viacom).

                  SECTION 5.03. Other Actions. Except as required by Law, CBS and Viacom shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that is reasonably likely to, result in any of the conditions to the Merger set forth in Article VII not being satisfied.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  SECTION 6.01. Registration Statement; Joint Proxy Statement.
(a) As promptly as practicable after the execution of this Agreement, (i) Viacom and CBS shall cooperate in preparing and each shall cause to be filed with the SEC a joint proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement") relating to the meetings of Viacom's and CBS's stockholders to be held to consider approval and adoption of this Agreement and the Viacom Proposal and (ii) Viacom shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Viacom Class B Common Stock (including such shares of Viacom Class B Common Stock into which the Viacom Series C Preferred Stock is convertible) and the shares of Viacom Series C Preferred Stock to be issued to the shareholders of CBS pursuant to the Merger. Each of Viacom and CBS shall use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Viacom shall use reasonable best efforts to take all or any action required under any applicable federal or state securities Laws in connection with the issuance of shares of Viacom Class B Common Stock (including such shares of Viacom Class B Common Stock into which the Viacom Series C Preferred Stock is convertible) and the shares of Viacom Series C Preferred Stock pursuant to the Merger. Each of Viacom and CBS shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, each of Viacom and CBS shall mail the Proxy Statement to its stockholders and to its shareholders, respectively. Each of Viacom and CBS shall also promptly file, use reasonable best efforts to cause to become effective as promptly as practicable and, if required, mail to its stockholders and shareholders, respectively, any amendment to the Registration Statement or Proxy Statement which may become necessary after the date the Registration Statement is declared effective.

                  (b) (i) The Proxy Statement shall include the recommendation of the Board of Directors of Viacom to the stockholders of Viacom in favor of approval of the Viacom Proposal; provided, however, that the Board of Directors of Viacom may take or disclose to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or make any disclosure required under applicable Law and may, prior to the date of its Stockholders' Meeting, withdraw, modify, or change any such recommendation to the extent that the Board of Directors of Viacom determines in good faith that such withdrawal, modification or change is required in order to comply with its fiduciary duties to Viacom's stockholders under applicable Law after receiving advice from independent legal counsel (who may be Viacom's regularly engaged outside legal counsel).

                  (ii) The Proxy Statement shall include the recommendation of the Board of Directors of CBS to the shareholders of CBS in favor of adoption of this Agreement; provided, however, that the Board of Directors of CBS may take or disclose to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or make any disclosure required under applicable Law and may, prior to the date of its Stockholders' Meeting, withdraw, modify, or change any such recommendation to the extent that the Board of Directors of CBS determines in good faith that such withdrawal, modification or change is required in order to comply with its fiduciary duties under applicable Law after receiving advice from independent legal counsel (who may be CBS's regularly engaged outside legal counsel).

                  (c) Notwithstanding any withdrawal, modification or change in any approval or recommendation of the Board of Directors of CBS or Viacom, as the case may be, each of CBS and Viacom agree to hold their respective Stockholders Meeting in accordance with the time period specified in Section 6.02.

                  (d) No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Viacom or CBS without the approval of the other party, which shall not be unreasonably withheld or delayed. Each of Viacom and CBS will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Viacom Class B Common Stock or the Viacom Series C Preferred Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

                  (e) The information supplied by CBS for inclusion in the Registration Statement and the Proxy Statement (including by incorporation by reference) shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders and shareholders of Viacom and CBS, respectively, (iii) the time of each of the Stockholders' Meetings (as hereinafter defined), and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to CBS or any of its subsidiaries, or their respective officers or directors, should be discovered by CBS which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, CBS shall promptly inform Viacom. All documents that CBS is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

                  (f) The information supplied by Viacom for inclusion in the Registration Statement and the Proxy Statement (including by incorporation by reference) shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Viacom and the shareholders of CBS, (iii) the time of each of the Stockholders' Meetings, and
(iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Viacom or any of its subsidiaries, or their respective officers or directors, should be discovered by Viacom which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Viacom shall promptly inform CBS. All documents that Viacom is responsible for filing with the SEC in connection with the

Merger will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

                  (g) Viacom and CBS each hereby (i) consents to the use of its name and, on behalf of its subsidiaries and affiliates, the names of such subsidiaries and affiliates and to the inclusion of financial statements and business information relating to such party and its subsidiaries and affiliates (in each case, to the extent required by applicable securities laws) in any registration statement or proxy statement prepared by Viacom, CBS or any person or entity with which Viacom or CBS, consistent with their obligations under this Agreement, has entered into, or may prior to the Effective Time enter into, a definitive acquisition agreement, (ii) agrees to use its reasonable best efforts to obtain the written consent of any person or entity retained by it which may be required to be named (as an expert or otherwise) in such registration statement or proxy statement; provided that such party shall not be required to make any material payment to such person or entity in connection with such party's efforts to obtain any such consent, and (iii) agrees to cooperate, and agrees to use its reasonable best efforts to cause its subsidiaries and affiliates to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause (i) in connection with the preparation of any and all information required, as determined after consultation with each party's counsel, to be disclosed by applicable securities laws in any such registration statement or proxy statement.

                  (h) CBS and Viacom will use their best efforts to complete the pro forma financial statements with respect to the Merger, in a form suitable for filing in connection with a registration statement under the Securities Act, as soon as possible, and in any event within 10 days after the execution of this Agreement.

                  (i) CBS shall consult with Viacom, and provide Viacom reasonable opportunity to review and comment on, and CBS and Viacom will use their respective reasonable best efforts to agree on, CBS's and Infinity's accounting for the Pending Transactions.

                  SECTION 6.02. Stockholders' Meetings. Each of Viacom and CBS shall call and hold a meeting of its stockholders or shareholders, respectively (collectively, the "Stockholders' Meetings"), as promptly as practicable for the purpose of voting upon, in the case of Viacom, the Viacom Proposal, and, in the case of CBS, the adoption of this Agreement, and CBS and Viacom shall hold the Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective and will use reasonable best efforts to hold the Stockholders' Meetings on the same day. Each of Viacom and CBS shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement, in the case of CBS, and the Viacom Proposal, in the case of Viacom, and shall take all other action necessary or advisable to secure the vote of its stockholders and shareholders, respectively, required by the NYSE, Pennsylvania Law or Delaware Law, as applicable, to obtain such approvals; provided, however, that Viacom or CBS, as applicable, shall not be obligated to solicit proxies in favor of the adoption of this Agreement, in the case of CBS, or in favor of the Viacom Proposal, in the case of Viacom, at its Stockholders' Meeting to the extent that the Board of Directors of Viacom or CBS, as applicable, determines in good faith that such failure to solicit proxies is required in order to comply with its fiduciary duties under applicable Law after receiving advice to such effect from independent legal counsel (who may be such party's regularly engaged outside legal counsel); provided further, however, that notwithstanding anything to the contrary in the foregoing, each of CBS and Viacom shall hold its Stockholders Meeting in accordance with the time periods specified in the first sentence of this Section 6.02.

                  SECTION 6.03. Appropriate Action; Consents; Filings. (a) Each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions under the HSR Act with respect to the transactions contemplated herein and (ii) make promptly filings with or applications to the FCC with respect to the transactions contemplated herein. The parties hereto will use their respective best efforts, and will take all actions necessary, to consummate and make effective the transactions contemplated herein and to cause the conditions to the Merger set forth in
Article VII to be satisfied, (including using best efforts, and taking all actions necessary, to obtain all licenses, permits, consents, approvals, authorizations, waivers, qualifications and orders of Governmental Authorities as are necessary for the consummation of the transactions contemplated herein), and will do so in a manner designed to obtain such regulatory clearance and the satisfaction of such conditions as expeditiously as possible.

                  (b) CBS and Viacom each agree to take promptly any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents or waivers under any antitrust, competition or communications or broadcast Law that may be asserted by any U.S. federal, state and local and non-United States antitrust or competition authority, or by the FCC or similar authority, so as to enable the parties to close the transactions contemplated by this Agreement as expeditiously as possible, including committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the sale or disposition of such of its assets or businesses as are required to be divested in order to obtain the consent of the FCC to or avoid the entry of, or to effect the dissolution of, any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding, that would otherwise have the effect of preventing or materially delaying the consummation of the Merger and the other transactions contemplated by this Agreement. In addition, each of CBS and Viacom agree to take promptly any and all steps necessary to obtain any consent or to vacate or lift any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority (each, an "Order") relating to antitrust or communications or broadcast matters that would have the effect of making any of the transactions contemplated by this Agreement illegal or otherwise prohibiting or materially delaying their consummation. The parties will expeditiously agree on a complete plan for compliance with applicable FCC ownership requirements for inclusion in the FCC filings and will expeditiously make such filings (including such agreed plan) with the FCC following the date of this Agreement.

                  (c) Each of Viacom and CBS shall give (or shall cause its respective subsidiaries to give) any notices to third parties, and Viacom and CBS shall use, and cause each of its subsidiaries to use, its reasonable best efforts to obtain any third party consents, necessary, proper or advisable to consummate the Merger. Each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including immediately informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Authority with respect to this Agreement.

                  SECTION 6.04. Access to Information; Confidentiality. (a) From the date hereof to the Effective Time, to the extent permitted by applicable Law and contracts, Viacom will provide to CBS (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access to all information and documents which CBS may reasonably request regarding the business, assets, liabilities, employees and other aspects of Viacom.

                  (b) From the date hereof to the Effective Time, to the extent permitted by applicable Law and contracts, CBS will provide to Viacom and its Representatives access to all information and documents which Viacom may reasonably request regarding the business, assets, liabilities, employees and other aspects of CBS.

                  (c) The parties shall comply with, and shall cause their respective Representatives to comply with all of their respective obligations under the Confidentiality Agreement dated August 27, 1999 (the "Confidentiality Agreement") between CBS and Viacom.

                  (d) No investigation pursuant to this Section 6.04 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

                  SECTION 6.05. No Solicitation of Competing Transactions. (a) CBS shall not, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of the officers, directors or employees of CBS or any investment banker, financial advisor, attorney, accountant or other agent or representative of CBS to take any such action, and CBS shall notify Viacom as promptly as practicable of all of the relevant material details relating to all inquiries and proposals which CBS or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other agent or representative may receive relating to any of such matters, provided, however, that prior to the adoption of this Agreement by the shareholders of CBS, nothing contained in this Section 6.05 shall prohibit the Board of Directors of CBS from (i) furnishing information to, or entering into and engaging in discussions or negotiations with, any person that makes a bona fide unsolicited written proposal that the Board of Directors of CBS determines in good faith, after consultation with CBS's financial advisors and independent legal counsel, can be reasonably expected to result in a CBS Superior Proposal; provided that prior to furnishing such information to, or entering into discussions or negotiations with, such person, CBS (1) provides notice to Viacom to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person and provides in any such notice to Viacom in reasonable detail the identity of the person making such proposal and the material terms and conditions of such proposal, (2) provides Viacom with all information regarding CBS provided or to be provided to such person which Viacom has not previously been provided, and provided further that CBS shall keep Viacom informed, on a prompt basis, of the status and material terms of any such proposal and the status of any such discussions and negotiations and (3) receives from such person or entity an executed confidentiality agreement containing customary terms (which need not contain "standstill" or similar provisions), (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or making any disclosure required under applicable Law or (iii) failing to make or withdrawing or modifying its recommendation referred to in Section 6.01 following the making of a CBS Superior Proposal if, solely in the case of this clause (iii), the Board of Directors of CBS, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of CBS to comply with its fiduciary duties under applicable law.

                  (b) For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving CBS: (i) any merger, consolidation, share exchange, business combination, issuance or purchase of securities or other similar transaction other than transactions specifically permitted pursuant to Section 5.01 of this Agreement; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of CBS in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for CBS securities or the filing of a registration statement under the Securities Act in connection with any such exchange offer; in the case of clauses (i), (ii) or (iii) above, which transaction would result in a third party (or its shareholders) acquiring more than 35% of the voting power of the Shares then outstanding or more than 35% of the assets of CBS and its subsidiaries, taken as a whole; or (iv) any public announcement of an agreement, proposal, plan or intention to do any of the foregoing, either during the effectiveness of this Agreement or at any time thereafter.

                  (c) For purposes of this Agreement, a "CBS Superior Proposal" means any proposal made by a third party which would result in such party (or in the case of a parent-to-parent merger, its stockholders) acquiring, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, share exchange, business combination, share purchase, asset purchase, recapitalization, liquidation, dissolution, joint venture or similar transaction, more than 50% of the voting power of the Shares then outstanding or all or substantially all the assets of CBS and its subsidiaries, taken as a whole, for consideration which the Board of Directors of CBS determines in its good faith judgment to be more favorable to CBS's shareholders than the Merger.

                  SECTION 6.06. Directors' and Officers' Indemnification and Insurance. (a) The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Certificate of Incorporation and By-laws of Viacom on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of CBS in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

                  (b) The Surviving Corporation shall maintain in effect for six years from the Effective Time directors' and officers' liability insurance covering those persons who are currently covered by CBS's directors' and officers' liability insurance policy on terms comparable to such existing insurance coverage; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.06 more than an amount per year equal to 300% of current annual premiums paid by CBS for such insurance; and provided further that if the annual premiums exceed such amount, Viacom shall be obligated to obtain a policy with the greatest coverage available for an annual cost not exceeding such amount.

                  (c) This Section 6.06 shall survive the consummation of the Merger, is intended to benefit each indemnified party, shall be binding, jointly and severally, on all successors and assigns of the Surviving Corporation, and shall be enforceable by the indemnified parties and their successors.

                  SECTION 6.07. Notification of Certain Matters. CBS shall give prompt notice to Viacom, and Viacom shall give prompt notice to CBS, of (i) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and
(ii) any failure of CBS or Viacom, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 6.07 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  SECTION 6.08. Tax Treatment. (a) The Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code.

                  (b) Between the date of this Agreement and the Effective Time, neither CBS nor Viacom nor their affiliates shall directly or indirectly take any action that could prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code, that could prevent each of them from providing representations required from them in Sections 7.02(c) or 7.03(c), or that could prevent the opinions described in such Sections from being provided. Each of them shall use all reasonable efforts to cause the opinions described in such Sections to be provided, and to cause similar opinions to be provided at the date of filing of the Registration Statement.

                  (c) Neither CBS nor Viacom shall (without the consent of the other) take any action, except as specifically contemplated by this Agreement, that could adversely affect the intended tax treatment of the Pending Transactions.

                  SECTION 6.09. Stock Exchange Listing. Viacom shall as promptly as reasonably practicable prepare and submit to NYSE a listing application covering the shares of Viacom Class B Common Stock to be issued in the Merger, the shares of Viacom Class B Common Stock underlying the CBS Options outstanding immediately prior to the Effective Time and the shares of Viacom Class B Common Stock issuable upon conversion of the Viacom Series C Preferred Stock and shall use its best efforts to cause such shares to be approved for listing on the NYSE prior to the Effective Time.

                  SECTION 6.10. Public Announcements. Viacom and CBS shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or any listing agreement with the NYSE to which Viacom or CBS is a party. The parties have agreed on the text of a joint press release by which Viacom and CBS will announce the execution of this Agreement.

                  SECTION 6.11. Viacom's Directors. The Board of Directors of Viacom shall take all such action as may be necessary to cause the number of directors on the Board of Directors of Viacom to be increased to eighteen as of the Effective Time and to cause to be appointed to the Board of Directors of Viacom as of the Effective Time eight designees of CBS, one of whom shall be Mel Karmazin (unless Mel Karmazin shall no longer be available to serve in such capacity) and the other seven of whom shall consist of CBS directors designated in writing by CBS to Viacom prior to the Effective Time as set forth in Exhibit A-1 hereto.

                  SECTION 6.12. Rights Agreement. The Board of Directors of CBS shall take such action as is necessary to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement.

                  SECTION 6.13. Assumption of Debt and Leases. (a) With respect to debt issued by CBS under indentures qualified under the Trust Indenture Act of 1939, and any other debt of CBS the terms of which require Viacom to assume such debt in order to avoid default thereunder (collectively, the "CBS Indentures"), Viacom shall execute and deliver to the trustees or other representatives in accordance with the terms of the respective CBS Indentures, Supplemental Indentures, in form satisfactory to the respective trustees or other representatives, expressly assuming the obligations of CBS with respect to the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all debt securities issued by CBS under the respective Indentures and the due and punctual performance of all the terms, covenants and conditions of the respective CBS Indentures to be kept or performed by CBS and shall deliver such Supplemental Indentures to the respective trustees or other representatives under the CBS Indentures.

                  (b) Viacom shall, promptly upon the reasonable request of CBS, provide CBS with a letter which states that Viacom agrees that, as the Surviving Corporation in the Merger, as of and following the Effective Time, it will succeed to, honor, and satisfy all obligations and liabilities of CBS.

                  SECTION 6.14. Affiliates of CBS. CBS represents and warrants to Viacom that prior to the date of the CBS Stockholders' Meeting CBS will deliver to Viacom a letter identifying all persons who may be deemed affiliates of CBS under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of CBS, and CBS represents and warrants to Viacom that CBS has advised the persons identified in such letter of the resale restrictions imposed by applicable securities laws. CBS shall use its reasonable best efforts to obtain from each person identified in such letter a written agreement, substantially in the form of Exhibit 6.14. CBS shall use its reasonable best efforts to obtain as soon as practicable from any person who may be deemed to have become an affiliate of CBS after CBS's delivery of the letter referred to above and prior to the Effective Time, a written agreement substantially in the form of Exhibit 6.14.

                  SECTION 6.15. Prior Service. With respect to any medical and dental benefits provided to Continuing Employees as of or following the Effective Time under Viacom's benefit plans, Viacom agrees that it will waive waiting periods and pre-existing condition requirements under such plans (to the extent waived under CBS's plans), and will give Continuing Employees credit for any co-payments and deductibles actually paid by such employees under CBS's medical and dental plans during the calendar year in which the Effective Time occurs. In addition, service with CBS shall be recognized for all purposes under Viacom's compensation and benefit plans, programs, policies and arrangements, except where crediting such service would result in a duplication of benefits. Without limiting the generality of the foregoing, Viacom shall honor all vacation, personal and sick days accrued by Continuing Employees under CBS's plans, policies, programs and arrangements immediately prior to the Effective Time.

                  SECTION 6.16. Employee Matters. (a) Viacom may establish retention and severance arrangements for its officers or employees consistent with the terms and conditions set forth in Section 6.16 of the Viacom Disclosure Schedule (the "Viacom Employee Arrangements").

                  (b) CBS may establish retention and severance and similar compensation arrangements for its officers or employees; provided that the aggregate amount expended pursuant to such arrangements does not materially exceed the estimated value of the Viacom Employee Arrangements.

                  (c) Each of CBS and Viacom shall consult with the other on the design and implementation of the retention arrangements and the allocations of the payments thereunder.

                  SECTION 6.17. Gaylord. CBS shall, if permitted under the terms of the Gaylord Proxy, exercise its rights under the Gaylord Proxy to vote the shares of CBS Series B Preferred Stock held by Gaylord in favor of adoption of this Agreement at the CBS Stockholders' Meeting, or any adjournment or postponement thereof, and shall not waive or transfer to any person its rights under the Gaylord Proxy.

                  SECTION 6.18. Gaylord Tax Matters. CBS covenants and agrees that, between October 8, 1999 and the Effective Time, CBS shall not, without Viacom's consent, take any action or permit any action to be taken that would cause Viacom to be in violation of any provision of the First Amendment to the Amended and Restated Tax Matters Agreement (as referred to in the Gaylord Agreement), at the time such amendment is executed in the form attached as Annex A to the Amended and Restated Tax Matters Agreement.


                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

                  SECTION 7.01. Conditions to the Obligations of Each Party. The obligations of CBS and Viacom to consummate the Merger are subject to the satisfaction or waiver of the following conditions:

                  (a) (i) this Agreement shall have been adopted by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the CBS Stockholders' Meeting in accordance with Pennsylvania Law and CBS's Articles of Incorporation and

         (ii) the Viacom Proposal shall have been approved by the affirmative vote of the holders of a majority of the Viacom Class A Common Stock;

                  (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

                  (c) no Governmental Authority or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, executive order or Order which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

                  (d) the Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

                  (e) (i) all authorizations, consents, waivers, orders or approvals for the Merger required to be obtained and all conditions precedent to such authorizations, consents, waivers, orders or approvals shall have been satisfied, and all filings, notices or declarations required to be made, by Viacom and CBS prior to the consummation of the Merger and the transactions contemplated hereunder, shall have been obtained from, and made with, the FCC and competition and antitrust Governmental Authorities in Canada and either the European Union or the United Kingdom, as applicable, and (ii) all other authorizations, consents, waivers, orders or approvals for the Merger required to be obtained, and all other filings, notices or declarations required to be made, by Viacom and CBS prior to the consummation of the Merger and the transactions contemplated hereunder, shall have been obtained from, and made with, all required Governmental Entities, except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations the failure to obtain or make which would not have a material adverse effect, at or after the Effective Time, on the business, results of operations or financial condition of CBS and its subsidiaries and Viacom and its subsidiaries, collectively taken as a whole; and

                  (f) the shares of Viacom Class B Common Stock issuable to CBS's shareholders in the Merger, to holders of CBS Options outstanding immediately prior to the Effective Time and upon conversion of the Viacom Series C Preferred Stock shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                  SECTION 7.02. Conditions to the Obligations of Viacom. The obligations of Viacom to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

                  (a) each of the representations and warranties of CBS contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure to be so true and correct would not have, individually or in the aggregate, a CBS Material Adverse Effect, and Viacom shall have received a certificate of an officer of CBS to such effect;

                  (b) CBS shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Viacom shall have received a certificate of an officer of CBS to that effect; and

                  (c) Viacom shall have received the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, in form and substance reasonably satisfactory to Viacom, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, and Viacom and CBS will each be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of CBS and Viacom.

                  SECTION 7.03. Conditions to the Obligations of CBS. The obligations of CBS to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

                  (a) each of the representations and warranties of Viacom contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), except where failure to be so true and correct would not have, individually or in the aggregate, a Viacom Material Adverse Effect, and CBS shall have received a certificate of an officer of Viacom to such effect;

                  (b) Viacom shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and CBS shall have received a certificate of an officer of Viacom to that effect; and

                  (c) CBS shall have received the opinion of Cravath, Swaine & Moore, in form and substance reasonably satisfactory to CBS, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, and Viacom and CBS will each be a party to such reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Viacom and CBS.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 8.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement, as follows:

                  (a) by mutual written consent duly authorized by the Boards of Directors of each of Viacom and CBS;

                  (b) by either Viacom or CBS, if the Effective Time shall not have occurred on or before August 31, 2000; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by such time;

                  (c) by CBS upon delivery to Viacom of written notice that a Competing Proposal constitutes a CBS Superior Proposal; provided, however, that such termination pursuant to this subsection (c) shall not be effective until two business days have elapsed following delivery to Viacom of such written notice (which written notice will inform Viacom of the material terms and conditions of the CBS Superior Proposal); provided further, however, that such termination under this subsection (c) shall not be effective until CBS has made payment to Viacom of the amounts required to be paid pursuant to Section 8.05;

                  (d) by either CBS or Viacom, if this Agreement shall fail to receive the requisite vote for adoption at the CBS Stockholders' Meeting;

                  (e) by CBS, upon a breach of any representation, warranty, covenant or agreement on the part of Viacom set forth in this Agreement, or if any representation or warranty of Viacom shall have become untrue, in either case such that the conditions set forth in Sections 7.03(a) or (b) are not capable of being satisfied on or before August 31, 2000 (a "Terminating Viacom Breach");

                  (f) by Viacom, upon breach of any representation, warranty, covenant or agreement on the part of CBS set forth in this Agreement, or if any representation or warranty of CBS shall have become untrue, in either case such that the conditions set forth in Sections 7.02(a) or (b) are not capable of being satisfied on or before August 31, 2000 ("Terminating CBS Breach"); or

                  (g) by either Viacom or CBS, if any Governmental Authority shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and nonappealable.

                  SECTION 8.02. Effect of Termination. Subject to Section 8.05 hereof, in the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Viacom or CBS or any of their respective officers or directors and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                  SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement by either the stockholders of Viacom or shareholders of CBS, there shall not be any amendment that by Law requires further approval by the stockholders of Viacom or shareholders of CBS without the further approval of such stockholders or such shareholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the proviso of Section 8.03, waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  SECTION 8.05. Expenses. (a) Except as set forth in this
Section 8.05, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated, except that CBS and Viacom each shall pay one-half of all Expenses relating to (i) printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement,
(ii) any filing with the FCC or similar authority and (iii) any filing with antitrust authorities. "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder and shareholder approvals, the filing of any required notices under the HSR Act or other similar regulations and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

                  (b) CBS agrees that:

                           (i) if CBS shall terminate this Agreement pursuant to
         Section 8.01(c); or

                           (ii) if (A) Viacom or CBS shall terminate this Agreement pursuant to Section 8.01(d) due to the failure of CBS's shareholders to approve this Agreement, (B) at or prior to the time of such failure to so approve this Agreement a Competing Transaction with respect to CBS shall have been made public and (C) within twelve months after such termination (i) a Competing Transaction is consummated or
         (ii) a binding agreement to enter into a Competing Transaction is entered into by CBS (solely for purposes of this Section 8.05(b)(ii), the term "Competing Transaction" shall have the meaning assigned to such term in Section 6.05(b) except that references to "35%" in the definition of "Competing Transaction" in Section 6.05(b) shall be deemed to be references to 50%), then CBS shall pay to Viacom an amount equal to $1,000,000,000 (the "CBS Alternative Transaction Fee").

                  (c) Each of CBS and Viacom agrees that the agreements contained in Section 8.05(b) are an integral part of the transactions contemplated by this Agreement.

                  (d) All payments to Viacom under this Section 8.05 shall be made by wire transfer of immediately available funds to an account designated by Viacom.


                                   ARTICLE IX

                               GENERAL PROVISIONS

                  SECTION 9.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that this Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement.

                  SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile, by courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

                  if to Viacom:

                        Viacom Inc.
                        1515 Broadway
                        New York, New York  10036
                        Telecopier: (212) 258-6099
                        Attention:  Michael D. Fricklas, Senior Vice President,
                                    General Counsel and Secretary

                  with a copy to:

                        Shearman & Sterling
                        599 Lexington Avenue
                        New York, New York 10022
                        Telecopier No.:  (212) 848-7179
                        Attention:  Creighton O'M. Condon, Esq. and
                                    Stephen R. Volk, Esq.

                  if to CBS:

                        CBS Corporation
                        51 West 52nd Street
                        35th Floor
                        New York, New York  10019
                        Telecopier No.:  (212) 597-4031
                        Attention:  Louis J. Briskman, Esq.
                                    Executive Vice President and
                                    General Counsel

                  with copies to:

                        Cravath, Swaine & Moore
                        825 Eighth Avenue
                        New York, New York  10019
                        Telecopier No.:  (212) 474-3700

                        Attention:  Allen Finkelson, Esq. and
                                    Scott A. Barshay, Esq.

                  SECTION 9.03. Interpretation, Certain Definitions. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a person are also its permitted successors and assigns.

                  For purposes of this Agreement, the term:

                  (a) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

                  (b) "beneficial owner" with respect to any shares means a person who shall be deemed to be the beneficial owner of such shares
         (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or any person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares;

                  (c) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York;

                  (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

                  (e) "Governmental Authority" means any United States (federal, state or local) or foreign government, or governmental, regulatory or administrative authority, agency or commission;

                  (f) "knowledge" means the actual knowledge of the following officers and employees of CBS and Viacom, without benefit of an independent investigation of any matter, as to (i) CBS: Mel Karmazin, Leslie Moonves, Louis Briskman and Robert Freedline, and (ii) Viacom:
         Sumner Redstone, Philippe Dauman, Thomas Dooley, Michael Fricklas, George Smith and Susan Gordon;

                  (g) "person" means an individual, corporation, limited liability company, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

                  (h) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either above or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

                  SECTION 9.05. Entire Agreement; Assignment. This Agreement (including the Exhibits, the CBS Disclosure Schedule and the Viacom Disclosure Schedule which are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein), the Parent Voting Agreements and the Confidentiality Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. The parties agree to comply with all covenants and agreements set forth on the CBS Disclosure Schedule and the Viacom Disclosure Schedule as if such covenants and agreements were fully set forth in this Agreement. This Agreement shall not be assigned by operation of law or otherwise.

                  SECTION 9.06. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Article II and Section 6.06 (which are intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

                  SECTION 9.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  SECTION 9.08. Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware, except for such provisions where Pennsylvania Law is mandatorily applicable, which provisions shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                  SECTION 9.09. Consent to Jurisdiction. (a) Each of Viacom and CBS hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of Viacom and CBS hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Delaware state or federal court. Each of Viacom and CBS agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Each of Viacom and CBS irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party. Nothing in this Section 9.09 shall affect the right of any party to serve legal process in any other manner permitted by law.

                  SECTION 9.10. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 9.11. WAIVER OF JURY TRIAL. EACH OF VIACOM AND CBS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF VIACOM OR CBS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, Viacom and CBS have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        VIACOM INC.


                                        By:  /s/ Michael D. Fricklas
                                             ----------------------------------
                                             Name:  Michael D. Fricklas
                                             Title: Senior Vice President


                                        CBS CORPORATION


                                        By:  /s/ Fredric G. Reynolds
                                             ----------------------------------
                                             Name:   Fredric G. Reynolds
                                             Title:  Executive Vice President,
                                                     Chief Financial Officer

                                                              EXHIBIT A-1 TO THE
                                                                MERGER AGREEMENT




                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                   VIACOM INC.

(Originally incorporated on November 10, 1986 under the name Arsenal Holdings, Inc.)


                                    ARTICLE I

                                      NAME

         The name of this Corporation is Viacom Inc.

                                   ARTICLE II

                     REGISTERED OFFICE AND AGENT FOR SERVICE

         The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent for service of process in Delaware is:

                           Corporation Service Company
                                1013 Centre Road
                         Wilmington, Delaware 19805-1297

                                   ARTICLE III

                               CORPORATE PURPOSES

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                                  CAPITAL STOCK

         (1) Shares, Classes and Series Authorized.

              (a) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 3,525,000,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

                   (i) 500,000,000 shares of Class A Common Stock, $0.01 par
              value ("Class A Common Stock").

                   (ii) 3,000,000,000 shares of Class B Common Stock, $0.01 par value ("Class B Common Stock").

                   (iii) 25,000,000 shares of Preferred Stock, $0.01 par value
              ("Preferred Stock").

              (b) The number of authorized shares of Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

         (2) Powers and Rights of the Class A Common Stock and the Class B Common Stock.

         Except as otherwise expressly provided in this Restated Certificate of Incorporation, all issued and outstanding shares of Class A Common Stock and Class B Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

         A. Voting Rights and Powers. Except as otherwise provided in this Restated Certificate of Incorporation or required by law, with respect to all matters upon which stockholders are entitled to vote, the holders of the outstanding shares of Class A Common Stock shall vote together with the holders of any other outstanding shares of capital stock of the Corporation entitled to vote, without regard to class, and every holder of outstanding shares of Class A Common Stock shall be entitled to cast thereon one vote in person or by proxy for each share of Class A Common Stock standing in his name. The holders of shares of Class A Common Stock shall have the relevant class voting rights set forth in Article IX. Except as otherwise required by law, the holders of outstanding shares of Class B Common Stock shall not be entitled to any votes upon any questions presented to stockholders of the Corporation, including but not limited to, whether to increase or decrease (but not below the number of shares then outstanding) the number of authorized shares of Class B Common Stock.

         B. Dividends. Subject to the rights and preferences of the Preferred Stock set forth in this Article IV and in any resolution or resolutions providing for the issuance of such stock as set forth in Section (3) of this
    Article IV, the holders of Class A Common Stock and Class B Common Stock shall be entitled to receive ratably such dividends as may from time to time be declared by the Board of Directors out of funds legally available therefor.

         C. Distribution of Assets Upon Liquidation. In the event the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after there shall have been paid or set aside for the holders of all shares of the Preferred Stock then outstanding the full preferential amounts to which they are entitled under Section 5 of this
    Article IV or the resolutions, as the case may be, authorizing the issuance of such Preferred Stock, the net assets of the Corporation remaining thereafter shall be divided ratably among the holders of Class A Common Stock and Class B Common Stock.

         D. Split, Subdivision or Combination. If the Corporation shall in any manner split, subdivide or combine the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other class of Common Stock shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class of Common Stock have been split, subdivided or combined.

         E. Conversion. So long as there are 10,000 shares of Class A Common Stock outstanding, each record holder of shares of Class A Common Stock may convert any or all of such shares into an equal number of shares of Class B Common Stock by surrendering the certificates for such shares, accompanied by payment of documentary, stamp or similar issue or transfer taxes, if any, along with a written notice by such record holder to the Corporation stating that such record holder desires to convert such shares into the same number of shares of Class B Common Stock and requesting that the Corporation issue all of such Class B Common Stock to the persons named therein, setting forth the number of shares of Class B Common Stock to be issued to each such person and the denominations in which the certificates therefor are to be issued.

         (3) Powers and Rights of the Preferred Stock.

         Subject to Article XIII of this Restated Certificate of Incorporation, the Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix: the right to vote, if any; the consideration for which the shares of such series are to be issued; the number of shares constituting such series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and, if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the Corporation or for any debt securities of the Corporation and the terms and conditions, including, without limitation, price and rate of exchange, of such conversion or exchange; whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of redemption, if any, for shares of such series including, without limitation, a redemption price or prices payable in shares of Class A Common Stock or Class B Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof pertaining to shares of such series permitted by law.

         (4) Issuance of Class A Common Stock, Class B Common Stock and Preferred Stock.

         Subject to Article XIII of this Restated Certificate of Incorporation, the Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of Class A Common Stock, Class B Common Stock and Preferred Stock herein authorized in accordance with the terms and conditions set forth in this Restated Certificate of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by any of the stockholders of the Corporation, except as otherwise required by law.

         (5) Series C Preferred Stock

         (a). DESIGNATION AND AMOUNT. The shares of this series shall be designated as "Series C Preferred Stock" (the "Series C Preferred Stock"). The par value of each share of Series C Preferred Stock shall be $.01. The number of shares constituting the Series C Preferred Stock shall initially be the Preferred Exchange Ratio (as defined in the Amended and Restated Agreement and Plan of Merger dated as of September 6, 1999, as amended and restated as of October 8, 1999, as it may be further amended from time to time, among the Corporation and CBS (as defined in Article XIII of this Restated Certificate of Incorporation)(the "Merger Agreement")) multiplied by the number of shares of CBS Series B Participating Preferred Stock, par value $1.00 per share, issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement). The Corporation is authorized to issue fractional shares of Series C Preferred Stock to 1/1000th of a share in accordance with the terms herein. All references herein to shares of Series C Preferred Stock shall be deemed to include, if applicable, references to such fractional shares.

         (b). DIVIDENDS AND DISTRIBUTIONS.

         (1) Subject to the provisions for adjustment hereinafter set forth, the holders of outstanding shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, a cash dividend in an amount per share (rounded to the nearest cent) equal to 1000 times the aggregate per share amount of each cash dividend declared or paid on the Class B Common Stock. In addition, in the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series C Preferred Stock, pay any dividend or make any distribution on the shares of Class B Common Stock of the Corporation, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Corporation or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than (x) cash dividends subject to the immediately preceding sentence, (y) a distribution of shares of Class B Common Stock or other capital stock of the Corporation subject to paragraph (h)(1) below or (z) a distribution of rights or warrants to acquire any such shares subject to paragraph (h)(3) or (h)(5) below, including as such a right any debt security convertible into or exchangeable for any such shares, at a price less than the Fair Market Value (as hereinafter defined) of such shares on the date of issuance of such rights or warrants), then, and in each such event, the Corporation shall simultaneously pay on each then outstanding share of Series C Preferred Stock a distribution, in like kind, of 1000 times such distribution paid on a share of Class B Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series C Preferred Stock to which holders thereof are entitled pursuant to the first and second sentences of this paragraph (b)(1) are hereinafter referred to as "Dividends" and the multiple of such cash and non-cash dividends and distributions on the Class B Common Stock applicable to the determination of the Dividends, which shall be 1000 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." In the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series C Preferred Stock, declare or pay any dividend or make any distribution on Class B Common Stock payable in shares of Class B Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Class B Common Stock into a greater or lesser number of shares of Class B Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Dividends which holders of shares of Series C Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Class B Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class B Common Stock that were outstanding immediately prior to such event.

         (2) The Corporation shall declare each Dividend at the same time it declares any cash or non-cash dividend or distribution on the Class B Common Stock in respect of which a Dividend is required to be paid. No cash or non-cash dividend or distribution on the Class B Common Stock in respect of which a Dividend is required to be paid shall be paid or set aside for payment on the Class B Common Stock unless a Dividend in respect of such dividend or distribution on the Class B Common Stock shall be simultaneously paid, or set aside for payment, on the Series C Preferred Stock.

         (3) All Dividends paid with respect to shares of the Series C Preferred Stock shall be paid pro rata on a share-by-share basis to the holders entitled thereto.

         (4) The holders of shares of Series C Preferred Stock shall not be entitled to receive any dividends or distributions except as provided herein.

         (c). VOTING RIGHTS. The holders of record of outstanding shares of Series C Preferred Stock shall have the following voting rights:

         (1) Subject to the provisions for adjustment hereinafter set forth, each share of Series C Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the holders of the Common Stock. The number of votes which a holder of a share of Series C Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series C Preferred Stock, declare or pay any dividend on Class A Common Stock, payable in shares of Class A Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Class A Common Stock into a greater or lesser number of shares of Class A Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series C Preferred Stock shall be entitled after such event shall be the Vote Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

         (2) Except as otherwise provided in this Restated Certificate of Incorporation or required by law, the holders of shares of Series C Preferred Stock and the holders of shares of Class A Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

         (3) Except as otherwise provided in this Restated Certificate of Incorporation or required by law, holders of Series C Preferred Stock shall have no other special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Class A Common Stock as set forth herein) for the taking of any corporate action.

         (d). CONVERSION. The shares of Series C Preferred Stock shall be convertible as follows:

         (1) Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series C Preferred Stock. Subject to the provisions for adjustment hereinafter set forth, each share of Series C Preferred Stock shall be convertible into 1000 shares of Class B Common Stock. The number of shares of Class B Common Stock into which each share of Series C Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate." In the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series C Preferred Stock, declare or pay any dividend or make any distribution on Class B Common Stock payable in shares of Class B Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Class B Common Stock into a greater or lesser number of shares of Class B Common Stock, then in each such case the Conversion Rate thereafter applicable shall be the Conversion Rate applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Class B Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class B Common Stock that were outstanding immediately prior to such event.

         (2) No fractional shares of Class B Common Stock shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then Fair Market Value per share of the Class B Common Stock. For such purpose, all shares of Series C Preferred Stock being converted by a holder shall be aggregated, and any resulting fractional share of Class B Common Stock shall be paid in cash. Before any holder of shares of Series C Preferred Stock shall be entitled to convert the same into full shares of Class B Common Stock, and to receive certificates therefor, the holder shall surrender the certificate or certificates representing the shares of Series C Preferred Stock, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same.

         The Corporation shall, as soon as practicable after such delivery, issue and deliver at such office to such holder of Series C Preferred Stock a certificate or certificates for the number of shares of Class B Common Stock to which such holder shall be entitled and a check payable to such holder in the amount of any cash amount payable as the result of a conversion into fractional shares of Class B Common Stock, plus any declared and unpaid dividends on the converted Series C Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of receipt of such surrender of the shares of Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class B Common Stock on such date.

         (3) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock, solely for the purpose of effecting the conversion of the shares of Series C Preferred Stock, such number of shares of Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock.

         (4) Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series C Preferred Stock or to the Corporation shall be given via facsimile transmission or via certified or registered U.S. mail or via private overnight delivery service, if to the holder, at (615) 316-6570 or such holder's address appearing on the books of the Corporation, and if to the Corporation, at 1515 Broadway, New York, NY 10036, attention General Counsel, facsimile no.: 212-258-6134, or such other facsimile number or address as the holder or the Corporation shall notify the other of in accordance with the notice provisions set forth in this paragraph (d)(5). Notice shall be deemed to have been given on the date of facsimile transmission (if the notice is faxed) or five days after mailing (if the notice is mailed) or the day after the notice is given to the delivery service (if sent by overnight courier).

         (e). CERTAIN RESTRICTIONS.

         (1) Whenever Dividends are in arrears or the Corporation shall be in default on payment thereof, thereafter and until all accrued and unpaid Dividends, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid or set irrevocably aside for payment in full, and in addition to any and all other rights which any holder of shares of Series C Preferred Stock may have in such circumstances, the Corporation shall not:

         (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock;

         (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series C Preferred Stock, unless dividends are paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

         (iii) except as permitted by subparagraph (iv) of this paragraph
    (e)(1), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series C Preferred Stock; or

         (iv) purchase or otherwise acquire for consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity with the Series C Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up) except as permitted by subparagraph (iii) of this paragraph (e)(1) or in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (2) The Corporation shall not permit any Subsidiary (as hereinafter defined) of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (1) of this paragraph (e), purchase or otherwise acquire such shares at such time and in such manner. A "Subsidiary" of the Corporation shall mean any corporation or other entity of which securities or other ownership interests entitled to cast at least a majority of the votes that would be entitled to be cast in an election of the board of directors of such corporation or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by the Corporation or by any corporation or other entity that is otherwise controlled by the Corporation.

         (3) The Corporation shall not issue any shares of Series C Preferred Stock except pursuant to the Merger Agreement, a copy of which is on file with the Secretary of the Corporation at its principal executive offices and shall be made available to holders of Series C Preferred Stock without charge upon written request therefor addressed to the Secretary of the Corporation at the address set forth in paragraph (d)(4) above. Notwithstanding the foregoing sentence, nothing contained in the provisions of this Article IV shall prohibit or restrict the Corporation from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than, those of the Series C Preferred Stock or, subject to the limitations set forth in paragraph (n), from creating other securities senior to, junior to or on a parity with the Series C Preferred Stock.

         (f). REACQUIRED SHARES. Any shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be redesignated and reissued as part of any series of Preferred Stock.

         (g). LIQUIDATION, DISSOLUTION OR WINDING UP.

         (1) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless the holders of shares of Series C Preferred Stock outstanding shall have received out of the assets of the Corporation available for distribution to its shareholders after payment or provision for payment of any securities ranking senior to the Series C Preferred Stock, for each share of Series C Preferred Stock, subject to adjustment as hereinafter provided, (A) $.01 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or,
(B) if greater than the amount specified in clause (i)(A) of this sentence, an amount equal to 1000 times the aggregate amount to be distributed per share to holders of Class B Common Stock, as the same may be adjusted as hereinafter provided, and (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series C Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series C Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series C Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series C Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Corporation pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the "Participation Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Class B Common Stock upon the liquidation, dissolution or winding up of the Corporation applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple". In the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series C Preferred Stock, declare or pay any dividend or make any distribution on Class B Common Stock payable in shares of Class B Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Class B Common Stock into a greater or lesser number of shares of Class B Common Stock, then in each such case the Liquidation Multiple thereafter applicable to the determination of the Participating

Liquidation Amount to which holders of Series C Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. Except as provided in this paragraph (g)(1), holders of Series C Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the Corporation.

         (2) For the purposes of this paragraph (g), none of the following shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation:

         (i) the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation;

         (ii) the consolidation or merger of the Corporation with or into one or more other corporations or other associations;

         (iii) the consolidation or merger of one or more corporations or other associations with or into the Corporation; or

         (iv) the participation by the Corporation in a share exchange.

         (h). CERTAIN RECLASSIFICATIONS AND OTHER EVENTS.

         (1) In the event that holders of shares of Class B Common Stock receive, after the issuance of any share or fraction of a share of Series C Preferred Stock, in respect of their shares of Class B Common Stock any share of capital stock of the Corporation (other than any share of Class B Common Stock), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "Class B Transaction"), then, and in each such event, the dividend rights, conversion rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series C Preferred Stock shall be adjusted so that after such Transaction the holders of Series C Preferred Stock shall be entitled, in respect of each share of Series C Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, (i) to such additional dividends as equal the Dividend Multiple in effect immediately prior to such Class B Transaction multiplied by the additional dividends which the holder of a share of Class B Common Stock shall be entitled to receive by virtue of the receipt in the Class B Transaction of such capital stock, (ii) upon surrender of shares of Series C Preferred Stock for conversion, to the aggregate number and kind of shares of capital stock of the Corporation which, if such shares of Series C Preferred Stock had been converted immediately prior to such Class B Transaction, such holder would have been entitled to receive by virtue of such Class B Transaction and (iii) to such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such Class B Transaction multiplied by the additional amount which the holder of a share of Class B Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation by virtue of the receipt in the Class B Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

         (2) In the event that holders of shares of Class A Common Stock receive, after the issuance of any share or fraction of a share of Series C Preferred Stock, in respect of their shares of Class A Common Stock any share of capital stock of the Corporation (other than any share of Class A Common Stock), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "Class A Transaction"), then, and in each such event, the voting rights of the shares of Series C Preferred Stock shall be adjusted so that after such Class A Transaction the holders of Series C Preferred Stock shall be entitled, in respect of each share of Series C Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to such additional voting rights as equal the Vote Multiple in effect immediately prior to such Class A Transaction multiplied by the additional voting rights to which the holder of a share of Class A Common Stock shall be entitled by virtue of the receipt in the Class A Transaction of such capital stock.

         (3) In the event that holders of shares of Class B Common Stock receive, after the issuance of any share or fraction of a share of Series C Preferred Stock, in respect of their shares of Class B Common Stock any right or warrant to purchase Class B Common Stock (including as such a right, for all purposes of this paragraph (h)(3), any security convertible into or exchangeable for Class B Common Stock) at a purchase price per share less than the Fair Market Value of a share of Class B Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, conversion rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series C Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Conversion Rate and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Conversion Rate and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Class B Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Class B Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Class B Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Class B Common Stock which could be purchased, at the Fair Market Value of the Class B Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

         (4) In the event that holders of shares of Class A Common Stock receive, after the issuance of any share or fraction of a share of Series C Preferred Stock, in respect of their shares of Class A Common Stock any right or warrant to purchase Class A Common Stock (including as such a right, for all purposes of this paragraph (h)(4), any security convertible into or exchangeable for Class A Common Stock) at a purchase price per share less than the Fair Market Value of a share of Class A Common Stock on the date of issuance of such right or warrant, then and in each such event the voting rights of the shares of Series C Preferred

Stock shall be adjusted so that after such event the Vote Multiple shall be the product of the Vote Multiple in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Class A Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Class A Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Class A Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Class A Common Stock which could be purchased, at the Fair Market Value of the Class A Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

         (5) In the event that holders of shares of Class B Common Stock of the Corporation receive, after the issuance of any share or fraction of a share of Series C Preferred Stock, in respect of their shares of Class B Common Stock any right or warrant to purchase capital stock of the Corporation (other than shares of Class B Common Stock), including as such a right, for all purposes of this paragraph (h)(5), any security convertible into or exchangeable for capital stock of the Corporation (other than Class B Common Stock) at a purchase price per share less than the Fair Market Value of a share of such capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, conversion rights and rights upon liquidation, dissolution or winding up of the Corporation of the shares of Series C Preferred Stock shall each be adjusted so that after such event each holder of a share of Series C Preferred Stock shall be entitled, in respect of each share of Series C Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Class B Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise, and multiplied again by the Discount Fraction (as hereinafter defined),(ii) such additional conversion rights as equal the Conversion Rate in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the Fair Market Value per share of Class B Common Stock on the date of such event less the Fair Market Value of the portion of the right or warrant so distributed applicable to one share of Class B Common Stock and the denominator of which shall be the Fair Market Value per share of Class B Common Stock on the date of such event and (iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Class B Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise, and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Class B Common Stock of the Corporation as contemplated by this paragraph (h)(5) immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

         (6) In the event that holders of shares of Class A Common Stock of the Corporation receive, after the issuance of any share or fraction of a share of Series C Preferred Stock, in respect of their shares of Class A Common Stock any right or warrant to purchase capital stock of the Corporation (other than shares of Class A Common Stock), including as such a right, for all purposes of this paragraph (h)(6), any security convertible into or exchangeable for capital stock of the Corporation (other than Class A Common Stock) at a purchase price per share less than the Fair Market Value of a share of such capital stock on the date of issuance of such right or warrant, then and in each such event the voting rights of the shares of Series C Preferred Stock shall be adjusted so that after such event each holder of a share of Series C Preferred Stock shall be entitled, in respect of each share of Series C Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Class A Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise, and multiplied again by the Voting Discount Fraction (as hereinafter defined). For purposes of this paragraph, the "Voting Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Class A Common Stock of the Corporation as contemplated by this paragraph (h)(6) immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.]

         (7) For purposes of this Section 5 of Article IV, the "Fair Market Value" of a share of capital stock of the Corporation on any date shall be deemed to be the average of the daily closing price per share thereof over the 15 consecutive Trading Days (as hereinafter defined) immediately prior to such date; provided, however, that in the event the Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 15 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such capital stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Corporation to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Corporation. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the Corporation is open. If the shares are not publicly held or not so listed or traded on any day within the 15 Trading Day period applicable to the determination of Fair Market Value thereof as aforesaid, "Fair Market Value" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Corporation. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Corporation.

         (i). CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, division, share exchange, combination, sale of all or substantially all of the Corporation's assets, or other transaction in which the shares of Class B Common Stock are exchanged for or changed into other securities, cash and/or any other property, then in any such case each outstanding share of Series C Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Class B Common Stock is changed or exchanged multiplied by the highest of the Dividend Multiple, the Conversion Rate or the Liquidation Multiple in effect immediately prior to such event; provided, however, that no fractional share or scrip representing fractional shares of any other securities shall be issued. Instead of any fractional interest in a share of such other securities which would otherwise be deliverable pursuant to this paragraph (i), the Corporation will pay to the holder thereof an amount in cash (computed to the nearest cent) equal to the same fraction of the Fair Market Value of a share of such other security or such other amount as may be set forth in the agreement governing the related consolidation, division, share exchange, combination, sale of all or substantially all of the Corporation's assets or other transactions.

         (j). EFFECTIVE TIME OF ADJUSTMENTS.

         (1) Adjustments to the Series C Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

         (2) The Corporation shall give prompt written notice to each holder of a share of outstanding Series C Preferred Stock of the effect of any adjustment to the voting rights, dividend rights, conversion rights or rights upon liquidation, dissolution or winding up of the Corporation of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity or the force or effect of, or the requirement for, such adjustment.

         (k). NO REDEMPTION. The shares of Series C Preferred Stock shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this paragraph (11), the Corporation may acquire shares of Series C Preferred Stock in any other manner permitted by law, the provisions of this Restated Certificate of Incorporation.

         (l). RANKING. Unless otherwise provided in this Restated Certificate of Incorporation or in any certificate of designation relating to the determination of a subsequent series of Preferred Stock, the Series C Preferred Stock shall rank senior to the Class B Common Stock and the Class A Common Stock and the Series C Preferred Stock shall rank junior to all other series of Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up.

         (m). LIMITATIONS. Except as may otherwise be required by law, the shares of Series C Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this Article IV (as such may be amended from time to time) or otherwise in the Restated Certificate of Incorporation.

         (n). AMENDMENT. So long as any shares of the Series C Preferred Stock are outstanding, the Corporation shall not amend this Article IV or the Restated Certificate of Incorporation in any manner which would alter or change the rights, preferences or limitations of the Series C Preferred Stock so as to affect such rights, preferences or limitations in any material respect prejudicial to the holders of the Series C Preferred Stock without, in addition to any other vote of shareholders required by law, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, voting together as a single class either in writing or by resolution adopted at an annual or special meeting called for the purpose; provided, however, that the creation of another series of Preferred Stock ranking senior to or on a parity with the Series C Preferred Stock as to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or which has equivalent or greater voting rights than the Series C Preferred Stock, in each case shall not be deemed to be prejudicial to the holders of the Series C Preferred Stock for the purposes of this paragraph (n).

                                    ARTICLE V

                                    DIRECTORS

         (1) Power of the Board of Directors. Subject to Article XIII of this Restated Certificate of Incorporation, the property and business of the Corporation shall be controlled and managed by or under the direction of its Board of Directors. In furtherance, and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized, subject in all cases to Article XIII of this Restated Certificate of Incorporation:

         (a) To make, alter, amend or repeal the By-Laws of the Corporation; provided that no By-Laws hereafter adopted shall invalidate any prior act of the Directors that would have been valid if such By-Laws had not been adopted;

         (b) To determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the property, business and affairs of the Corporation, including, without limitation, the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for Board meetings, as well as the manner of taking Board action; and

         (c) To exercise all such powers and do all such acts as may be exercised by the Corporation, subject to the provisions of the laws of the State of Delaware, this Restated Certificate of Incorporation, and the By-Laws of the Corporation.

         (2) Number and Qualifications of Directors. The number of directors constituting the entire Board of Directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than three nor more than twenty. Directors shall be elected to hold office for a term of one year. As used in this Restated Certificate of Incorporation, the term "entire Board of Directors" means the total number of Directors fixed in the manner provided in this Article V Section (2) and in the By-Laws.

                                   ARTICLE VI

                          INDEMNIFICATION OF DIRECTORS,
                               OFFICERS AND OTHERS

         (1) Action Not By or on Behalf of Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including, without limitation, a trustee) of another corporation, partnership, joint venture, trust or other enterprise, against judgments, fines, amounts paid in settlement and expenses (including, without limitation, attorneys' fees), actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (2) Action By or on Behalf of Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including, without limitation, attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         (3) Successful Defense. To the extent that a present or former Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including, without limitation, attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (4) Determination of Right to Indemnification in Certain Circumstances. Any indemnification under Section 1 or 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2 of this Article IV. Such determination shall be made, with respect to a person who is a Director or officer at the time of such determination, (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, or (3) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders of the Corporation entitled to vote thereon.

         (5) Advance Payment of Expenses.

         (a) Expenses (including attorneys' fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

         (b) Expenses (including attorneys' fees) incurred by any other employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Corporation deems appropriate.

         (6) Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Without limiting the foregoing, the Corporation is authorized to enter into an agreement with any Director, officer, employee or agent of the Corporation providing indemnification for such person against expenses, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement that result from any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action by or in the right of the Corporation, that arises by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent allowed by law, except that no such agreement shall provide for indemnification for any actions that constitute fraud, actual dishonesty or willful misconduct.

         (7) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving as the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

         (8) Certain Definitions. For the purposes of this Article VI, (A) any Director, officer, employee or agent of the Corporation who shall serve as a director, officer, employee or agent of any other corporation, joint venture, trust or other enterprise of which the Corporation, directly or indirectly, is or was a stockholder or creditor, or in which the Corporation is or was in any way interested, or (B) any director, officer, employee or agent of any subsidiary corporation, joint venture, trust or other enterprise wholly owned by the Corporation, shall be deemed to be serving as such director, officer, employee or agent at the request of the Corporation, unless the Board of Directors of the Corporation shall determine otherwise. In all other instances where any person shall serve as a director, officer, employee or agent of another corporation, joint venture, trust or other enterprise of which the Corporation is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as such director, officer, employee or agent at the request of the Corporation, the Board of Directors of the Corporation may determine whether such service is or was at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service. For purposes of this Article VI, references to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity. For purposes of this
Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries, and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

         (9) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE VII

                      DIRECTOR LIABILITY TO THE CORPORATION

         (a) A Director's liability to the Corporation for breach of duty to the Corporation or its stockholders shall be limited to the fullest extent permitted by Delaware law as now in effect or hereafter amended. In particular no Director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the Director derived an improper personal benefit.

         (b) Any repeal or modification of the foregoing paragraph (a) by the stockholders of the Corporation entitled to vote thereon shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

   (c) If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the liability of directors, then a director of the Corporation, in addition to the circumstances in which he is not now liable, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                                  ARTICLE VIII

                          RESERVATION OF RIGHT TO AMEND
                          CERTIFICATE OF INCORPORATION

         Subject to Article XIII of this Restated Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Restated Certificate of Incorporation and all rights and powers conferred in this Restated Certificate of Incorporation on stockholders, directors and officers are subject to this reserved power.

         Each reference in the Restated Certificate of Incorporation to "the Restated Certificate of Incorporation," "hereunder," "hereof," or words of like import and each reference to the Restated Certificate of Incorporation set forth in any amendment to the Restated Certificate of Incorporation shall mean and be a reference to the Restated Certificate of Incorporation as supplemented and amended through such amendment to the Restated Certificate of Incorporation.

                                   ARTICLE IX

                                  VOTING RIGHTS

         (1) Class A Common Stock. In addition to any other approval required by law or by this Restated Certificate of Incorporation, the affirmative vote of a majority of the then outstanding shares of Class A Common Stock, voted separately as a class, shall be necessary to approve any consolidation of the Corporation with another corporation, any merger of the Corporation into another corporation or any merger of any other corporation into the Corporation pursuant to which shares of Common Stock are converted into or exchanged for any securities or any other consideration.

         (2) Preferred Stock. Subject to Article XIII of this Restated Certificate of Incorporation, in addition to any other approval required by law or by this Restated Certificate of Incorporation, each particular series of any class of Preferred Stock shall have such right to vote, if any, as shall be fixed in the resolution or resolutions, adopted by the Board of Directors, providing for the issuance of shares of such particular series.

                                    ARTICLE X

                                 STOCK OWNERSHIP
                       AND THE FEDERAL COMMUNICATIONS LAWS

         (1) Requests for Information. So long as the Corporation or any of its subsidiaries holds any authorization from the Federal Communications Commission (or any successor thereto), if the Corporation has reason to believe that the ownership, or proposed ownership, of shares of capital stock of the Corporation by any stockholder or any person presenting any shares of capital stock of the Corporation for transfer into his name (a "Proposed Transferee") may be inconsistent with, or in violation of, any provision of the Federal Communications Laws (as hereinafter defined), such stockholder or Proposed Transferee, upon request of the Corporation, shall furnish promptly to the Corporation such information (including, without limitation, information with respect to citizenship, other ownership interests and affiliations) as the Corporation shall reasonably request to determine whether the ownership of, or the exercise of any rights with respect to, shares of capital stock of the Corporation by such stockholder or Proposed Transferee is inconsistent with, or in violation of, the Federal Communications Laws. For purposes of this Article X, the term "Federal Communications Laws" shall mean any law of the United States now or hereafter in effect (and any regulation thereunder) pertaining to the ownership of, or the exercise of the rights of ownership with respect to, capital stock of corporations holding, directly or indirectly, Federal Communications Commissions authorizations, including, without limitation, the Communications Act of 1934, as amended (the "Communications Act"), and regulations thereunder pertaining to the ownership, or the exercise of the rights of ownership, of capital stock of corporations holding, directly or indirectly, Federal Communications Commission authorizations, by (i) aliens, as defined in or under the Communications Act, as it may be amended from time to time, (ii) persons and entities having interests in television or radio stations, daily newspapers and cable television systems or (iii) persons or entities, unilaterally or otherwise, seeking direct or indirect control of the Corporation, as construed under the Communications Act, without having obtained any requisite prior Federal regulatory approval to such control.

         (2) Denial of Rights, Refusal to Transfer. If any stockholder or Proposed Transferee from whom information is requested should fail to respond to such request pursuant to Section (1) of this Article or the Corporation shall conclude that the ownership of, or the exercise of any rights of ownership with respect to, shares of capital stock of the Corporation, by such stockholder or Proposed Transferee, could result in any inconsistency with, or violation of, the Federal Communications Laws, the Corporation may refuse to permit the transfer of shares of capital stock of the Corporation to such Proposed Transferee, or may suspend those rights of stock ownership the exercise of which would result in any inconsistency with, or violation of, the Federal Communications Laws, such refusal of transfer or suspension to remain in effect until the requested information has been received and the Corporation has determined that such transfer, or the exercise of such suspended rights, as the case may be, is permissible under the Federal Communications Laws, and the Corporation may exercise any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any such stockholder or Proposed Transferee, with a view towards obtaining such information or preventing or curing any situation which would cause any inconsistency with, or violation of, any provision of the Federal Communications Laws.

         (3) Legends. The Corporation may note on the certificates of its capital stock that the shares represented by such certificates are subject to the restrictions set forth in this Article.

         (4) Certain Definitions. For purposes of this Article, the word "person" shall include not only natural persons but partnerships, associations, corporations, joint ventures and other entities, and the word "regulation" shall include not only regulations but rules, published policies and published controlling interpretations by an administrative agency or body empowered to administer a statutory provision of the Federal Communications Laws.

                                   ARTICLE XI

                    TRANSACTIONS WITH DIRECTORS AND OFFICERS


         No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of such stockholders, or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders entitled to vote thereon. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE XII

                          COMPROMISE AND REORGANIZATION

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


                                  ARTICLE XIII

                          GOVERNANCE OF THE CORPORATION
                             DURING SPECIFIED PERIOD

         (1) Definitions. As used in this Article XIII, the following terms shall have the following meanings:

              (a) "CBS" shall mean CBS Corporation, a Pennsylvania corporation, immediately prior to the Effective Time.

              (b) "CBS Directors" shall mean (i) eight (8) of those directors serving as members of the Board of Directors of CBS on September 6, 1999 (or any Independent Directors elected or appointed prior to the Effective Time to serve as a CBS Director) who are designated as such by the Board of Directors of CBS prior to the Effective Time and (ii) any Replacement CBS Director (as defined in Section 2(b) of this Article XIII).

              (c) "CEO" shall mean the Chief Executive Officer.

              (d) "COO" shall mean the President and Chief Operating Officer.

              (e) "Effective Time" shall mean the time of filing of the Certificate of Merger to which this Certificate of Incorporation is attached.

              (f) "Independent Director" shall mean a disinterested, independent person (determined in accordance with customary standards for independent directors applicable to U.S. public companies).

              (g) "NAI" shall mean National Amusements, Inc., a Maryland corporation, and its successors or assigns.

              (h) "Specified Independent Directors" shall mean the directors of the Corporation first elected after 1993 and who are not management of the Corporation or NAI (together with any replacements of such persons).

              (i) "Specified Period" shall mean the period of three years commencing at the Effective Time.

              (j) "Stockholder Agreement" shall mean the Stockholder Agreement dated as of September 6, 1999, by and between NAI and CBS, relating to Corporation governance matters.

              (k) "Viacom Directors" shall mean the ten (10) directors of the Corporation serving as the Board of Directors of the Corporation immediately prior to the Effective Time (including the Specified Independent Directors).

         (2) Directors.

              (a) Effective immediately at the Effective Time, the Board of Directors shall consist of eighteen (18) directors. The number of directors may be fixed by resolution of the Board from time to time, provided, however, that the size of the Board of Directors may not be changed during the Specified Period without the approval of at least fourteen (14) directors. At the Effective Time, ten (10) directors shall be Viacom Directors and eight (8) directors shall be CBS Directors.

              (b) Until the expiration of the Specified Period, the Board of Directors (subject to the fiduciary duties of the directors) shall take all action necessary to ensure that any seat on the Board of Directors held by (i) a CBS Director which becomes vacant is filled promptly by a person qualifying as an Independent Director and designated to fill such seat by a majority of the CBS Directors remaining on the Board of Directors (a "Replacement CBS Director") and (ii) a Specified Independent Director which becomes vacant is filled promptly by an Independent Director who is the chief executive officer, chief operating officer or chief financial officer or former chief executive officer of a Fortune 500 company or a non-U.S. public company of comparable size.

              (c) During the Specified Period, all committees of the Board of Directors (other than the Compensation Committee and the Officers Nominating Committee) shall have such number of CBS Directors as equals the total number of members of the Committee multiplied by a fraction, the numerator of which is eight (8) and the denominator of which is eighteen (18), rounded to the closest whole number; provided that in no event shall any committee have (x) fewer than one (1) CBS Director or (y) less than a majority of Viacom Directors.

              (d) During the Specified Period, the Board of Directors shall not take any action or fail to take any action which would have the effect of eliminating, limiting, restricting, avoiding or otherwise modifying the effect of the provisions set forth in this Article XIII (e.g., by creating a holding company structure if the certificate of incorporation or similar document of such holding company does not contain equivalent provisions).

         (3) Chairman and Chief Executive Officer.

              (a) At the Effective Time, Sumner Redstone shall remain the Chairman and CEO. In the event that Sumner Redstone is not the CEO at the Effective Time or ceases to be the CEO at any time during the Specified Period, then Mel Karmazin, if he is COO at such time, shall succeed to the position of CEO for the remainder of the Specified Period. During any such period of succession, Mel Karmazin shall continue to exercise the powers, rights, functions and responsibilities of the COO in addition to exercising those of the CEO.

              (b) The Chairman shall chair all meetings of the Board of Directors and stockholders at which he is present.

              (c) The CEO shall be responsible, in consultation with the COO, for corporate policy and strategy and the COO shall consult on all major decisions with, and shall report directly to, the CEO, during the Specified Period; provided, however, that the CEO shall not exercise any powers, rights, functions or responsibilities of the COO unless Mel Karmazin is the CEO.

         (4) President and Chief Operating Officer.

              (a) At the Effective Time, the President and Chief Operating Officer of the Corporation shall be Mel Karmazin. During the Specified Period, Mel Karmazin may not be terminated or demoted from the position of COO (or, in the event that Sumner Redstone is not the CEO, from the position of CEO) and no COO Functions (as defined below) may be changed without the affirmative vote of at least fourteen (14) directors.

              (b) Subject to the requirement that the COO consult with the CEO on all major decisions, the powers, rights, functions and responsibilities of the COO (collectively, the "COO Functions") shall include, without limitation, the following:

              (i) supervising, coordinating and managing the Corporation's business, operations, activities, operating expenses and capital allocation;

              (ii) matters relating to officers (other than the Chairman, CEO and COO) and employees, including, without limitation, hiring (subject to
    (A) the specific Board of Directors authority described below with respect to the CFO, the General Counsel and the Controller and (B) Section 5 below), terminating, changing positions and allocating responsibilities of such officers and employees; and

              (iii) substantially all of the powers, rights, functions and responsibilities typically exercised by a chief operating officer.

              All officers (other than the Chairman, CEO and COO) will report, directly or indirectly, to the COO (this reporting relationship will be deemed a COO Function).

              (c) In the event that Mel Karmazin is not COO or CEO, the Board may terminate the COO's employment, eliminate the

COO position and the Officers Nominating Committee and reallocate the COO Functions without regard to the other provisions of this Article XVIII.

         (5) Officers Nominating Committee; Compensation Committee.

              (a) Subject to the powers of the Compensation Committee set forth below, during the Specified Period, all powers of the Board of Directors, including, without limitation, the right to hire, elect, terminate, change positions, allocate responsibilities or determine non-equity compensation, with respect to officers and employees, shall be exercised, subject to clauses (b) and (c) below, by, and delegated to, the Officers Nominating Committee of the Board of Directors. The Officers Nominating Committee shall consist solely of the member of the Board of Directors who is the COO, except that in the event Mel Karmazin succeeds to the position of CEO, the sole member of the Officers Nominating Committee shall be the member of the Board of Directors who is the CEO.

              (b) The Officers Nominating Committee shall have no powers with respect to the Chairman, CEO and COO, and shall not have the power to fill the positions of Chief Financial Officer, Controller or General Counsel of the Corporation without the approval of the Board of Directors; provided that this provision shall in no way affect the other powers and authorities of the Officers Nominating Committee with respect to the Chief Financial Officer, Controller and General Counsel positions, including, without limitation, the power to terminate employment of persons holding such positions.

              (c) The Compensation Committee shall not be required to, or have any power to, approve the annual compensation of (i) any employee if the total value of such employee's annual cash compensation (assuming for this purpose that the actual bonus of each officer and employee is equal to his or her target bonus) is less than $1 million or (ii) talent (as such term is commonly used in the media or entertainment industries), in each such case which power shall be delegated to the Officers Nominating Committee. The annual compensation of all other officers and employees and any equity or equity-based compensation of any officer or employee must be approved by the Compensation Committee.

              (d) The Compensation Committee shall consist of three CBS Directors who are Independent Directors and three non- CBS Directors, two of whom will be the Specified Independent Directors and the other of whom will be an Independent Director.

              (e) Any decision or determination of the Officers Nominating Committee may be reversed or overridden by (and only by) the affirmative vote of at least fourteen (14) directors.

         (6) Stockholder Agreement.

              The Stockholder Agreement may not be amended, and no provision thereof may be modified or waived, except with the approval of at least fourteen
(14) directors.

         (7) Issuance of Voting Stock.

              During the Specified Period, in addition to any other approval required by law or by this Restated Certificate of Incorporation, the Corporation may not issue (i) additional shares of Class A Common Stock or (ii) any shares of Preferred Stock or any other class or series of stock or securities, in each case with, or convertible into or exchangeable or exercisable for stock or other securities with, the right to vote on any matter on which stockholders are entitled to vote if the result would be that parties bound by the Stockholder Agreement could fail to own at least a majority of the outstanding shares of voting stock of the Corporation.

         (8) Voting.

              During the Specified Period, except for those actions set forth on Annex I to this Restated Certificate of Incorporation, which shall require the approval of the Board of Directors, all action by the Board of Directors shall require the affirmative vote of at least fourteen (14) directors. At all meetings of the Board of Directors a majority of the full Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or this Restated Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         (9) Amendment.

              Until the expiration of the Specified Period the provisions of any Article of this Restated Certificate which refer to this Article XIII, the provisions of this Article XIII, and the provisions of Article VIII of the by-laws of the Corporation, may not be amended, altered, repealed or waived in any respect without the approval of at least fourteen (14) directors.

         (10) Successors.

              During the Specified Period, the provisions of this Article XIII shall be applicable to (i) any successor to the Corporation as the result of a merger, consolidation or other business combination, whether or not the Corporation is the surviving company in such transaction, or otherwise and (ii) any corporation or other entity with respect to which the Corporation or its successor is or becomes a direct or indirect subsidiary, the Board of Directors shall not permit the Corporation to be a party to any transaction which would not comply with the foregoing without the approval of at least fourteen (14) directors.

         (11) Subsidiaries.

              The Board of Directors shall have the right, following consultation with the COO or, if Mel Karmazin is the CEO, the CEO, with respect to any public company which is a subsidiary of the Corporation, to take such steps as the Board of Directors reasonably determines are necessary to implement corporate governance arrangements applicable to such subsidiary in a manner as consistent as practicable with the provisions contained in this Restated Certificate of Incorporation; provided that any such steps shall not vest in the Board of Directors greater power or provide the COO with fewer rights than those provided for in this Restated Certificate of Incorporation.

                                                                        ANNEX I
                                                         TO VIACOM INC. RESTATED
                                                    CERTIFICATE OF INCORPORATION




         The provisions of this Annex I shall form a part of, and be incorporated in all respects in, the Restated Certificate of Incorporation to which this Annex I is attached. The following actions shall require the approval of a majority of the directors:

A.   Acquisitions, Divestitures, Joint Ventures, Guarantees

     o Any acquisition, equity investment or joint venture (each an "Acquisition") by the Corporation or any of its subsidiaries for more than $25 million.

     o Any divestiture or other sale of assets (each a "Divestiture") (not in the ordinary course) by the Corporation or any of its subsidiaries for more than $25 million (based on purchase price or net book value of assets).

     o Any real estate purchase, sale or lease by the Corporation or any of its subsidiaries for more than $25 million.

     o Any guarantee by the Corporation or any of its subsidiaries of an obligation of a third party where the obligation guaranteed is more than $25 million.

     o Notwithstanding the above, any Acquisition or Divestiture by the Corporation or any of its subsidiaries of (a) internet or internet related businesses for more than $25 million but less than $100 million, with the value thereof represented by multi-year commitments for advertising, promotion and content licensing, is excluded, so long as the aggregate of such Acquisitions or Divestitures, in each case, does not exceed $550 million and (b) radio or outdoor advertising businesses for more than $25 million but less than $100 million, is excluded, so long as the aggregate of such Acquisitions or Divestitures, in each case, does not exceed $300 million; provided that
         (i) any Divestiture of shares of a publicly traded internet or internet related business with a value of up to $75 million is excluded and shall not be included in the calculation of any of the threshold amounts set forth above, (ii) Board approval may be secured (but is not required) for any transaction of more than

         $25 million but less than $100 million where the regular meeting schedule of the Board so permits (and shall not otherwise be required),
         (iii) the Board will be provided with information about and a status report on such transactions completed without Board approval and (iv) this limit of authority will be reviewed in 12 months from the Effective Time (as defined in Article XIII of the Restated Certificate) and may be amended only with the approval of 14 members of the Board of Directors.

     o Any contract of the Corporation or any of its subsidiaries not in the ordinary course with a value in excess of $25 million.

     o Notwithstanding the above, any of the foregoing transactions that is approved by the Board shall not be included in the calculation of any of the threshold amounts set forth above.

B. Employee Matters

     o Employee benefit plans (at the Corporation or a subsidiary): (a) creating a new plan, (b) suspending or terminating an existing plan,
         (c) any amendment that materially increases cost to the Corporation or subsidiary.

     o Entering into any modifications or amendments to the employment agreements with the CEO or the COO.

C. General

     o   The Annual Report on Form 10-K.

     o Proxy statement and notice of meeting (including annual or special meeting date, location, record date for voting).

     o Any issuance of Corporation stock, or options, warrants or other similar rights (including stock appreciation rights) or debt or other securities convertible into or exchangeable for Corporation stock.

     o Any issuance of debt unless such debt is short term and is within the spending limits of the annual operating budget or is replacing existing debt.

     o Annual capital expenditure and annual operating budgets and individual capital expenditure transactions in excess of $25 million for the Corporation or any of its subsidiaries.

     o Any Corporation or subsidiary pays a dividend or repurchases stock from a third party.

     o Review and approve any action or transaction where Board action is required by law (other than ss. 141(a) of the Delaware General Corporation Law) or by the terms of the transaction (in all cases other than as specifically set forth in the Restated Certificate of Incorporation).

     o   Review and approve Board minutes.

     o Subject to Article XIII of the Restated Certificate of Incorporation, determine Board administration, including number of directors, meeting schedule, nominees, committees, director compensation, D&O insurance authorization, internal investigations and retention of advisors in connection therewith, and decisions regarding indemnification of individuals.

     o Subject to Article XIII of the Restated Certificate of Incorporation, amendments to the Restated Certificate of Incorporation and by-laws of the Corporation.

     o   Commencement and settlement of major litigation.

     o   Selection of independent auditors.

     o All matters on which the Corporation Board of Directors has historically taken action other than (1) matters relating to the subject matters addressed in this Annex I and not requiring approval of the Board of Directors hereunder and (2) those matters delegated to the COO, including all of the COO Functions (as defined in Article XIII of this Restated Certificate of Incorporation).

                                             EXHIBIT A-2 TO THE MERGER AGREEMENT










                                   VIACOM INC.

                              AMENDED AND RESTATED

                                  B Y - L A W S


                                    ARTICLE I
                                     OFFICES

                   Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

                   Section 2. The Corporation may also have offices at such other places both within and without the state of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

                   Section 1. Meetings of stockholders may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The annual meeting of stockholders may be held at such place, within or without the State of Delaware, as shall be designated by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                   Section 2. The annual meeting of stockholders for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting shall be held at such date and hour as shall be determined by the board of directors or, in the absence of such determination, on the third Thursday of the ninth month after the month end most nearly coinciding with the close of the fiscal year of the Corporation.

                   Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

                   Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                   Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Restated Certificate of Incorporation, may be called by the affirmative vote of a majority of the board of directors, the Chairman of the Board, the Chief Executive Officer, the Vice Chairman of the Board or the President and Chief Operating Officer and shall be called by the Chairman of the Board, the Chief Executive Officer, the Vice Chairman of the Board, the President and Chief Operating Officer or Secretary at the request in writing of the holders of record of at least 50.1% of the aggregate voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, acting together as a single class. Such request shall state the purpose or purposes of the proposed meeting.

                   Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder of record entitled to vote at such meeting.

                   Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                   Section 8. The holders of a majority of the aggregate voting power of the shares of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Restated Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                   Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the aggregate voting power of the shares of the capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by provision of applicable law or of the Restated Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

                   Section 10. At every meeting of the stockholders, each stockholder shall be entitled to vote, in person or by proxy executed in writing by the stockholder or his duly authorized attorney-in-fact, each share of the capital stock having voting power held by such stockholder in accordance with the provisions of the Restated Certificate of Incorporation and, if applicable, the certificate of designations relating thereto, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

                   Section 11. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by stockholders representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. The Secretary shall file such consents with the minutes of the meetings of the stockholders.

                   Section 12. At all meetings of stockholders, the chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman.

                   Section 13. Attendance of a stockholder, in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where the stockholder, in person or by proxy, attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE III

                                    DIRECTORS


                   Section 1. The number of directors which shall constitute the entire Board of Directors shall be fixed as set forth in Article XIII of the Restated Certificate of Incorporation, and shall not be less than three nor more than eighteen. Directors shall have such qualifications as may be prescribed by these by-laws. Directors need not be stockholders. If required by regulations of the Federal Communications Commission, each director shall be a citizen of the United States of America

                   Section 2. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the corporation then outstanding (other than the Common Stock), and subject to Article XIII of the Restated Certificate of Incorporation, vacancies in the board of directors for any reason, including by reason of an increase in the authorized number of directors, shall, if occurring prior to the expiration of the term of office in which the vacancy occurs, be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting of stockholders of the Corporation or until their successors are duly elected and shall qualify, unless sooner displaced. Subject to

Article XIII of the Restated Certificate of Incorporation, if there are no directors in office, then an election of directors may be held in the manner provided by statute.

                   Section 3. The property and business of the Corporation shall be controlled and managed in accordance with the terms of the Restated Certificate of Incorporation by its board of directors which may, subject to
Article XIII of the Restated Certificate of Incorporation, exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Restated Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS


                   Section 4. The board of directors of the Corporation, or any committees thereof, may hold meetings, both regular and special, either within or without the State of Delaware.

                   Section 5. A regular annual meeting of the board of directors, including newly elected directors, shall be held immediately after each annual meeting of stockholders at the place of such stockholders' meeting, and no notice of such meeting to the directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. If such meeting is held at any other time or place, notice thereof must be given or waived as hereinafter provided for special meetings of the board of directors.

                   Section 6. Additional regular meetings of the board of directors shall be held on such dates and at such times and at such places as shall from time to time be determined by the board of directors.

                   Section 7. The Chairman of the Board, the Chief Executive Officer, Vice Chairman of the Board or the President and Chief Operating Officer of the Corporation and the Secretary may call a special meeting of the board of directors at any time by giving notice, specifying the business to be transacted at and the purpose or purposes of the meeting, to each member of the board at least twenty-four (24) hours before the time appointed.

                   Section 8. At all meetings of the board a majority of the full board of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the Restated Certificate of Incorporation or these by-laws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                   Section 9. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, setting forth the action so taken, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                   Section 10. Unless otherwise restricted by the Restated Certificate of Incorporation or these by-laws, members of the board of directors, or any committee thereof, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS


                   Section 11. Designation of Committees. Subject to Article XIII of the Restated Certificate of Incorporation, the board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Subject to Article XIII of the Restated Certificate of Incorporation, the board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

                   Section 12. Vacancies. Subject to Article XIII of the Restated Certificate of Incorporation, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

                   Section 13. Powers. Subject to Article XIII of the Restated Certificate of Incorporation, any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors to the extent provided by Section 141(c) of the General Corporation Law of the State of Delaware as it exists now or may hereafter be amended.

                   Section 14. Each committee of the board of directors shall keep regular minutes of its meetings and report the same to the board of directors when required.

                            COMPENSATION OF DIRECTORS


                   Subject to Article XIII of the Restated Certificate of
Incorporation:

                   Section 15. Unless otherwise restricted by the Restated Certificate of Incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. All directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, and directors who are not full-time employees of the Corporation may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation and expenses for attending committee meetings.

                              REMOVAL OF DIRECTORS


                   Subject to Article XIII of the Restated Certificate of
Incorporation:

                   Section 16. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, (a) any director, or the entire board of directors, may be removed from office at any time prior to the expiration of his term of office, with or without cause, only by the affirmative vote of the holders of record of outstanding shares representing at least a majority of all of the aggregate voting power of outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class at a special meeting of stockholders called expressly for that purpose; provided that, any director may be removed from office by the affirmative vote of a majority of the entire board of directors, at any time prior to the expiration of his term of office, as provided by law, in the event a director fails to meet the qualifications stated in these by-laws for election as a director or in the event such director is in breach of any agreement between such director and the Corporation relating to such director's service as a director or employee of the Corporation.

                          INDEMNIFICATION OF DIRECTORS

                   Section 17. The Corporation shall have the right to indemnify directors, officers and agents of the Corporation to the fullest extent permitted by the General Corporation Law of Delaware and by the Restated Certificate of Incorporation, as both may be amended from time to time.

                                   ARTICLE IV
                                     NOTICES

                   Section 1. Whenever, under the provisions of applicable law or of the Restated Certificate of Incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall be construed to mean written or printed notice given either personally or by mail or wire addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage or other charges thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or at the appropriate office for transmission by wire. Notice to directors may also be given by telephone.

                   Section 2. Whenever any notice is required to be given under the provisions of applicable law or of the Restated Certificate of Incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                   Section 3. Attendance at a meeting shall constitute a waiver of notice except where a director or shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                   Section 4. Neither the business to be transacted at, nor the purpose of, any regular meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

                                    ARTICLE V
                                    OFFICERS

                   Subject to Article XIII of the Restated Certificate of
Incorporation:

                   Section 1. The officers of the Corporation shall be elected by the board of directors at its first meeting after each annual meeting of the stockholders and shall be a President and Chief Operating Officer, a Treasurer and a Secretary. The board of directors may also elect a Chairman of the Board, a Chief Executive Officer, one or more Vice Chairmen of the Board and Vice Presidents and one or more Assistant Treasurers and Assistant Secretaries. Any number of offices may be held by the same person, except that the offices of President and Chief Operating Officer and Secretary shall not be held by the same person. Vice Presidents may be given distinctive designations such as Executive Vice President or Senior Vice President. Every officer shall be a citizen of the United States of America.

                   Section 2. The board of directors may elect such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

                   Section 3. The officers of the Corporation shall hold office until their successors are elected or appointed and qualify or until their earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time with or without cause by the affirmative vote of a majority of the whole board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

                              CHAIRMAN OF THE BOARD


                   Section 4. The Chairman of the Board, if any shall be elected, shall preside at all meetings of the board of directors and the stockholders and shall have such other powers and perform such other duties as may from time to time be assigned to him by the board of directors.

                           VICE CHAIRMAN OF THE BOARD


                   Section 5. The Vice Chairman of the Board, if any shall be elected, or if there be more than one, the Vice Chairmen of the Board in order of their election, shall, in the absence of the Chairman of the Board, or in the case the Chairman of the Board shall resign, retire, become deceased or otherwise cease or be unable to act, perform the duties and exercise the powers of the Chairman of the Board. In addition, the Vice Chairman of the Board shall have such other powers and perform such other duties as may from time to time be assigned to him by the board of directors.

                           THE CHIEF EXECUTIVE OFFICER

                   Section 6. The Chief Executive Officer shall be responsible, in consultation with the President and Chief Operating Officer, for corporate policy and strategy. The President and Chief Operating Officer shall consult on all major decisions with, and shall report directly to, the Chief Executive Officer; provided, however, that the Chief Executive Officer shall not exercise any powers, rights, functions or responsibilities of the President and Chief Operating Officer unless Mel Karmazin is the Chief Executive Officer.

                    THE PRESIDENT AND CHIEF OPERATING OFFICER

                   Section 7. Subject to Article XIII of the Restated Certificate of Incorporation and to the requirement that the President and Chief Operating Officer consult with the Chief Executive Officer on all major decisions, the

President and Chief Operating Officer shall be responsible for:

                            (i)  supervising, coordinating and managing
                   the Corporation's business, operations and activities, operating expenses and capital allocation;

                            (ii) matters relating to officers (other than the
                   Chairman, the Chief Executive Officer and the President and Chief Operating Officer) and employees, including, without limitation, hiring, terminating, changing positions and allocation of responsibilities of such officers and employees;

                            (iii) substantially all of the powers, rights,
                   functions and responsibilities typically exercised by a chief operating officer; and

                            (iv) all officers (other than the Chairman, the
                   Chief Executive Officer and the President and Chief Operating Officer) will report, directly or indirectly, to the President and Chief Operating Officer.

                               THE VICE-PRESIDENTS

                   Section 8. The Vice-Presidents shall have such powers and perform such duties as may from time to time be assigned to them by the board of directors or the President and Chief Operating Officer.

                      THE SECRETARY AND ASSISTANT SECRETARY


                   Section 9. The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees of the board of directors when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the President and Chief Operating Officer, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

                   Section 10. The Assistant Secretary, if any shall be elected, or if there be more than one, the Assistant

Secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall have such other powers and perform such other duties as may from time to time be assigned to them by the board of directors or the President and Chief Operating Officer.

                     THE TREASURER AND ASSISTANT TREASURERS


                   Section 11. The Treasurer, under the supervision of the President and Chief Operating Officer, shall have charge of the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by or at the direction of the board of directors.

                   Section 12. The Treasurer shall disburse or cause to be disbursed the funds of the Corporation as may be ordered by or at the direction of the President and Chief Operating Officer or the board of directors, taking proper vouchers for such disbursements, and subject to the supervision of the President and Chief Operating Officer, shall render to the board of directors, when they or either of them so require, an account of his transactions as Treasurer and of the financial condition of the Corporation.

                   Section 13. If required by the board of directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                   Section 14. The Assistant Treasurer, if any shall be elected, or if there shall be more than one, the Assistant Treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall have such other powers and perform such other duties as may from time to time be assigned to them by the board of directors.

                   Section 15. In addition to the corporate officers elected by the board of directors pursuant to this Article V, the President and Chief Operating Officer may, from time to time, appoint one or more other persons as appointed officers who shall not be deemed to be corporate officers, but may, respectively, be designated with such titles as the President and Chief Operating Officer may deem appropriate. The President and Chief Operating Officer may prescribe the powers to be exercised and the duties to be performed by each such appointed officer, may designate the term for which each such appointment is made, and may, from time to time, terminate any or all of such appointments. Such appointments and termination of appointments shall be reported to the board of directors.

                                   ARTICLE VI
                              CERTIFICATES Of STOCK

                   Section 1. Every holder of shares of capital stock in the Corporation shall be entitled to have a certificate sealed with the seal of the Corporation and signed by, or in the name of the Corporation by, the Chairman of the Board, the Chief Executive Officer, Vice Chairman of the Board or the President and Chief Operating Officer and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the

Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                   Section 2. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES


                   Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of capital stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFERS OF STOCK


                   Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE


                   Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution, or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meetings, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS


                   Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII
                               GENERAL PROVISIONS
                                    DIVIDENDS

                   Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of any statute, the Restated Certificate of Incorporation and these by-laws.

                   Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT


                   Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

                                     CHECKS


                   Section 4. All checks or demands for money of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR


                   Section 5. The fiscal year of the Corporation shall be as specified by the board of directors.

                                      SEAL


                   Section 6. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                    CONTRACTS


                   Section 7. An Officer of the Corporation may sign any note, bond, or mortgage of the Corporation in furtherance of the Corporation's ordinary business and in order to implement any action authorized by these by-laws.

                                  ARTICLE VIII
                      RESTATED CERTIFICATE OF INCORPORATION

                   In addition to all other provisions of the Restated Certificate of Incorporation, and notwithstanding that these by-laws may contain any provision contrary thereto, these by-laws shall be subject in all respects to Article XIII of the Restated Certificate of Incorporation.

                                   ARTICLE IX
                                   AMENDMENTS

                   In furtherance of and not in limitation of the powers conferred by statute, the board of directors of the

Corporation from time to time may make, amend, alter, change or repeal the by-laws of the Corporation; provided, that any by-laws made, amended, altered, changed or repealed by the board of directors or the stockholders of the Corporation may be amended, altered, changed or repealed, and that any by-laws may be made, by the stockholders of the Corporation. Notwithstanding any other provisions of the Restated Certificate of Incorporation of the Corporation or these by-laws (and notwithstanding the fact that a lesser percentage may be specified by law, the Restated Certificate of Incorporation or these by-laws), the affirmative vote of not less than a majority of the aggregate voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in this election of Directors, voting together as a single class, shall be required for the stockholders of the Corporation to amend, alter, change, repeal or adopt any by-laws of the Corporation.

                                                                   EXHIBIT 6.14


                            FORM OF AFFILIATE LETTER


Viacom Inc.
1515 Broadway
New York, New York 10036


Ladies and Gentlemen:

                   I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of CBS Corporation, a Pennsylvania corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs
(c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of September , 1999 (the "Agreement"), between Viacom Inc., a Delaware corporation ("Viacom"), and the Company, the Company will be merged with and into Viacom (the "Merger").

                   As a result of the Merger, I may receive (i) shares of Class B common stock, par value $.01 per share, of Viacom (the "Viacom Class B Common Stock"), or (ii) an option (a "Substituted Option") to purchase a number of shares of Viacom Class B Common Stock (the Viacom Class B Common Stock and the Substituted Options collectively referred to as the "Viacom Securities"). In respect of shares of Viacom Class B Common Stock, I would receive such shares in exchange for shares owned by me of common stock, par value $1.00 per share, of the Company (the "Company Common Stock"). In respect of the Substituted Options, I would receive such options in exchange for options to purchase Company Common Stock held by me under the CBS Stock Option Plans (as defined in the Agreement).

                   I represent, warrant and covenant to Viacom that in the event I receive any Viacom Securities as a result of the merger:

                   A. I shall not make any sale, transfer or other disposition of the Viacom Securities in violation of the Act or the Rules and Regulations.

                   B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Viacom Securities to the extent I felt necessary, with my counsel or counsel for the Company.

                   C. I have been advised that the issuance of Viacom Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration

          Statement Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the Viacom Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of Viacom Securities issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Viacom, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                   D. I understand that Viacom is under no obligation to register the sale, transfer or other disposition of the Viacom Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.

                   E. I also understand that there will be placed on the certificates for the Viacom Securities issued to me, or any substitutions therefor, a legend stating in substance:

                   "THE [SHARES] [OPTIONS] REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE [SHARES] [OPTIONS] REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED __________ BETWEEN THE REGISTERED HOLDER HEREOF AND VIACOM, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF VIACOM."

                   F. I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Viacom reserves the right to put the following legend on the certificates issued to my transferee:

                   "THE [SHARES] [OPTIONS] REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE [SHARES] [OPTIONS] HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN

                   CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

                   It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Viacom a copy of a letter from the staff of the Commission, or an opinion of counsel reasonably satisfactory to Viacom in form and substance reasonably satisfactory to Viacom, to the effect that such legend is not required for purposes of the Act.

                   Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                            Very truly yours,


                                            ------------------------------------
                                            Name:


Accepted this ____ day of
__________, ____, by

VIACOM INC.


By:
   -------------------------------------
    Name:
    Title: